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                                                                    EXHIBIT 10.1

                  LICENSE AND SUPPORT AND MAINTENANCE AGREEMENT

         THIS LICENSE AND SUPPORT AND MAINTENANCE AGREEMENT (the "Agreement") effective as of the 31st day of March 2001, (the "Effective Date"), is entered into by and between ViryaNet, Inc., a Delaware corporation with an office in Southborough, Massachusetts U.S.A. ("ViryaNet"), and Viasource Communications, Inc., a New Jersey Corporation, with an office in Fort Lauderdale, Florida U.S.A. ("Licensee").

                                   BACKGROUND

         ViryaNet has developed the ViryaNet Product(s) (as defined below) and ViryaNet wishes to grant Licensee a license to use the ViryaNet Product(s) pursuant and subject to the terms and conditions of this Agreement; and

         Licensee wishes to obtain the license to use the ViryaNet Product(s) pursuant and subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises contained in this Agreement the parties agree as follows:

1. DEFINITIONS:

         1.1 "AFFILIATES" shall mean those entities under common control and ownership of the Licensee. Common control and ownership is identified as direct or indirect ownership of a voting interest of greater than fifty percent (50%) of the right or power, directly or indirectly, to elect a majority of the Board of Directors of the Licensee.

         1.2 "AGREEMENT" shall mean this License and Support and Maintenance Agreement, and all schedules and exhibits attached hereto.

         1.3 "BUSINESS DAY" shall mean 8:00 AM - 5:00 PM EST, Monday through Friday, excluding holidays during which Licensee is closed for business.

         1.4 "CONFIDENTIAL INFORMATION" shall mean any information, technical data, or know-how, in written, graphic, machine readable form or any other form, including but not limited to, that which relates to past, present and future research, product plans, products (including ViryaNet Product(s) or products of Licensee, as applicable, and including any unannounced products of ViryaNet or of Licensee, as applicable, or services, including unannounced services), Documentation or any part thereof, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances of ViryaNet or of Licensee, as applicable, which Confidential Information is designated in writing to be confidential or proprietary, or, if given orally, is confirmed in writing, within thirty (30) days of its disclosure as having been disclosed as confidential or proprietary. Confidential Information does not include information,




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technical data or know-how which: (i) is in the possession of the party receiving the Confidential Information (the "Receiving Party") at the time of disclosure as shown by the Receiving Party's files and records immediately prior to the time of disclosure by the party disclosing such Confidential Information (the "Disclosing Party"); (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature other than as a result of any improper inaction or action of the Receiving Party; (iii) is approved by the Disclosing Party in writing, for release; or (iv) is required to be disclosed by applicable law or proper legal, governmental or other competent authority, and then only to the extent required, provided that the Disclosing Party, as applicable, shall be notified sufficiently in advance of such requirement so that it may seek a protective order (or equivalent) with respect to such disclosure, with which the Receiving Party shall fully comply. For avoidance of doubt, it is hereby clarified that the Confidential Information shall not be deemed to have been known by the Receiving Party or to be part of public domain merely because it or portions thereof is expressed in publications or patents in general terms not specifically pertaining to the subject matter of the Confidential Information.

         1.5 "DOCUMENTATION" shall mean all documentation and material pertaining to the ViryaNet Product(s) provided by ViryaNet to Licensee pursuant to this Agreement, including without limitation, user reference manuals, technical reference manuals, entity relationship diagrams, operating instructions, input information, or format specifications, instructional documentation and guides, and any training manuals or other materials that may be provided by ViryaNet.

         1.6 "ENHANCEMENTS" shall mean any program or any materials that provide a new function or feature for any of the ViryaNet Product(s), which function or feature shall be licensed and/or sold in addition to the ViryaNet Product(s), and which are not designated as Fixes, Releases, Updates, Workarounds and/or Options. Once delivered the Enhancements shall become a part of the ViryaNet Product(s) except for License's separate payment obligation as to such Enhancement.

         1.7 "ERROR" shall mean an error in the ViryaNet Product(s) and/or Third Party Software, which degrades the functional or technical characteristics of the ViryaNet Product(s) or Third Party Software as compared to the Specifications that accompany the relevant ViryaNet Product(s), or any Release of such ViryaNet Product(s).

         1.8 "FIX" shall mean the repair, revision, patch, bug fix or other modification or replacement of object or executable code versions of the software comprising the ViryaNet Product(s) to remedy an Error.

         1.9 "LICENSE FEES AND PAYMENT TERMS" shall mean the license fees and terms of payment for the ViryaNet Product(s) licensed to Licensee pursuant to this Agreement, as described in Exhibit A, as amended from time to time.

         1.10 "OPTIONS" shall mean any revision or modification to, or variant form of, the ViryaNet Product(s) that generally is licensed and/or sold separately apart from the basic ViryaNet Product(s) and/or involves an added function to the ViryaNet Product(s). Once delivered to Licensee, the Options shall be part of ViryaNet Product(s) for all purposes of this Agreement except for Licensee's separate payment obligations as to such Options.




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         1.11 "SPECIFICATIONS" shall mean those specifications to which the
ViryaNet Product(s) shall conform, which includes the Documentation, and the technical and functional specifications attached hereto as Exhibit F.

         1.12 "SOFTWARE SUPPORT AND MAINTENANCE" means ViryaNet Software support and maintenance services in accordance with the Software Support and Maintenance Service Level ordered by Licensee as described in Support and Maintenance Schedule A, attached to Exhibit B of this Agreement.

         1.13 "SUPPORT AND MAINTENANCE FEES" shall mean the fees paid by Licensee in consideration for the support and maintenance to be provided by ViryaNet to Licensee in accordance with Section 6.1 below.

         1.14 "RELEASE" shall mean a new version of ViryaNet Product(s) that supersedes the previous version.

         1.15 "THIRD PARTY SOFTWARE" shall mean any software or portion thereof, licensed to ViryaNet by a third party and included in the applicable ViryaNet Product(s), together with all Updates, Releases Enhancements and Options in the Third Party Software after delivery, as described in Exhibit A, and subject to the restrictions stipulated in Exhibit A and in this Agreement.

         1.16 "UNAUTHORIZED USE" shall mean any or all of the activities described in Section 3 below.

         1.17 "UPDATE" shall mean all published revisions and corrections to the Documentation and corrections and new Releases of the ViryaNet Product(s), and which exclude Enhancements and Options.

         1.18 "USER" shall mean a scheduled user, which has access to the ViryaNet Product(s), and to whom Licensee has provided an active: (a) Licensee approved user identification, and (b) Licensee approved password.

         1.19 "USER ACCEPTANCE NOTICE" shall mean the notice given by Licensee pursuant to that certain Professional Services Agreement by and between Licensee and Akili Systems Group, Inc., dated April 5, 2001, a copy of which notice shall be provided to ViryaNet hereunder.

         1.20 "VIRYANET PRODUCT(S)" shall mean the product(s) described in Exhibit A attached hereto, including Third Party Software.

         1.21 "WORKAROUND" means a change in the procedures followed or data supplied by a Licensee to avoid an Error without substantially impairing Licensee's use of the ViryaNet Product(s).

         1.22 The terms "PURCHASE OF " or "SALE OF" ("TO SELL" or "TO PURCHASE") ViryaNet Product(s) shall mean the acquiring or granting, respectively, of a license to use such ViryaNet Product(s), pursuant to the terms and conditions of this Agreement.



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2. LICENSE:

         Subject to the terms and conditions of this Agreement, including without limitation the restrictions set forth in Section 3 below, ViryaNet grants to Licensee, and its Affiliates, and Licensee on behalf of itself and its Affilitate hereby accepts a personal, non-exclusive, non-transferable (except in accordance with Section 14.11 below) perpetual right and license to use the ViryaNet Product(s) and the Documentation solely for the purposes of providing services to Licensee's customers, in Licensee's ordinary course of business (the "License"), and subject to the restrictions on the number of Users specified in Exhibit A attached hereto. For the avoidance of doubt, the foregoing License shall not include the right to use the ViryaNet Product(s) in an ASP format. In this context an "ASP" is defined as the granting to third parties of the right to access or to use the ViryaNet Product(s) and/or Third Party Software, for the purposes of providing services by such third parties to their customers. In addition to the foregoing, Licensee shall have the right to make up to four (4) copies of the ViryaNet Product(s) and the Documentation for archival purposes only.

3. RESTRICTIONS:

         3.1 Except as otherwise specifically and expressly authorized by this Agreement, Licensee shall not transfer, lease, rent, sublicense, resell or otherwise distribute the ViryaNet Product(s), or any portion thereof.

         3.2 Except as may be permitted under the Escrow Agreement, the form of which is attached hereto as Exhibit C (the "Escrow Agreement"), Licensee shall not modify, reverse engineer, decompile the ViryaNet Product(s) or separate the components of the ViryaNet Product(s), the Documentation or any part thereof or otherwise attempt to derive or obtain the source code of ViryaNet Product(s) or any part thereof. Licensee shall not modify, improve or make derivative works incorporating ViryaNet Product(s), the Documentation, or any part thereof, and shall not make any use of the ViryaNet Product(s) except as authorized under
Section 2 above.

4. TITLE:

         4.1 OWNERSHIP. All title, rights and interest to the ViryaNet Product(s), the Documentation, ViryaNet's Confidential Information, and any part thereof, including all of the patents, trademarks, trade names, trade logos, copyrights, inventions, technology, design, schemes, know how, trade secrets and any other intellectual property rights pertaining to the ViryaNet Product(s) (excluding Third Party Software), the Documentation, the ViryaNet Confidential Information, or any part thereof, shall be owned exclusively by ViryaNet. Ownership of the Third Party Software, the Documentation and any related Confidential Information shall remain with the respective proprietors of the Third Party Software. All title, rights and interest to Licensee's Confidential Information, and any part thereof, including all of the patents, trademarks, trade names, trade logos, copyrights, inventions, technology, design, schemes, know how, trade secrets and any other intellectual property rights pertaining to Licensee's Confidential Information, or any part thereof, shall be owned exclusively by Licensee.

         4.2 VIRYANET SOURCE CODE IN ESCROW. ViryaNet shall deposit the version of source code to the ViryaNet Product(s) being licensed to Licensee hereunder to be held in Escrow by Fort Knox Escrow Services Inc. ("Fort Knox"). ViryaNet shall at all times during the term of this Agreement deposit new versions of the source code along with all other Documentation, program listings, utilities




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and materials relevant to the source code, with Fort Knox within thirty (30)
days of ViryaNet's delivery of any new Release, Option, Enhancement or Update of any ViryaNet Product(s) to Licensee, provided Licensee is entitled to receive such delivery pursuant to this Agreement and any exhibits or attachments hereto. The source code and related materials shall be maintained in strict confidentiality and will not be used or accessed except under the circumstances and subject to other terms and conditions of the Escrow Agreement.

         4.3 CLICKSOFTWARE SOURCE CODE IN ESCROW. ViryaNet shall use commercially reasonable efforts to ensure that ClickSoftware Inc. ("ClickSoftware") shall have deposited the version of the source code of the ClickSchedule Software being licensed to Licensee hereunder along with all other Documentation, program listings, utilities and materials relevant to the source code to be held in Escrow by Fort Knox. The source code and related materials shall be maintained in strict confidentiality and only ViryaNet shall be entitled to use and access the source code, under the circumstances and subject to other terms and conditions of the Escrow Agreement.

         4.4 AGREEMENT TO PROVIDE CONTINUOUS SUPPORT AND MAINTENANCE OF THE CLICKSOFTWARE PRODUCTS. ViryaNet hereby agrees that at any time it is unable or unwilling to provide support and maintenance services to Licensee for any portion of the ClickSoftware products, for any reason, including without limitation, if ViryaNet avails itself, or is subjected to a proceeding in bankruptcy in which ViryaNet is the named debtor; an assignment by ViryaNet for the benefit of its creditors; the appointment of a receiver for ViryaNet or any other proceeding involving insolvency or the protection of, or from creditors; or if ViryaNet ceases its on-going business operations; then ViryaNet shall use its best faith efforts to grant, transfer and/or assign to Licensee all of its rights and interests in and to the ClickSoftware Support Services Provisions Agreement between ViryaNet and ClickSoftware, and to cause ClickSoftware to continue to provide such support services directly to Licensee upon the same or substantially similar terms and conditions contained therein, as specified in Exhibit D attached hereto.

         4.5 In the event of the occurrence of the occurrence of both the circumstances described in Sections 4.2 and 4.3 above, Licensee shall be entitled to use and access all source codes deposited in accordance with the Escrow Agreement subject to the terms and conditions contained therein.

         4.6 Licensee is responsible for any and all fees charged by Fort Knox pursuant to the Escrow Agreement.

         4.7 Concurrently with the execution of this Agreement, the parties and ClickSoftware shall execute the Escrow Agreement and deliver it to Fort Knox for execution. In the event of any conflict between the terms and conditions of this Agreement and the Escrow Agreement relating to the escrow of any source code the parties agree that the Escrow Agreement shall control.

5. DELIVERY, LICENSE FEES, PAYMENT TERMS, TAXES, IMPORT AND EXPORT REQUIREMENTS AND ENHANCEMENTS:

         5.1 DELIVERY. ViryaNet shall have delivered to Licensee the ViryaNet Product(s) in a form and on a medium reasonably acceptable to Licensee on April 5, 2001, (the "Delivery Date").




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         5.2 LICENSE FEES AND PAYMENT TERMS. In consideration for the licenses granted to Licensee pursuant to this Agreement, Licensee agrees to pay ViryaNet the License Fees specified in Exhibit A in accordance with the Payment Terms specified thereunder.

         5.3 TAXES. All prices are exclusive of, and Licensee shall pay or reimburse ViryaNet for, all sales taxes and other taxes (excluding taxes on the income of ViryaNet), which are legally imposed on Licensee in connection with the licenses, granted under this Agreement or the use of the ViryaNet Product(s). Licensee shall hold ViryaNet harmless from all claims and liability arising from Licensee's failure to report or pay any such sales taxes.

         5.4 LATE PAYMENTS. All bona fide undisputed amounts that are not paid by Licensee as required by this Agreement may be subject to late charge equal to one and one-half percent (1.5%) per month (calculated on a monthly basis), or, if less, to the maximum amount allowed by applicable law. In the event that any bona fide undisputed amount due hereunder is overdue by more than ninety (90) days, and ViryaNet has provided prior written notice to Licensee of such nonpayment, ViryaNet may suspend performance until such amount is paid.

         5.5 IMPORT AND EXPORT REQUIREMENTS. Subject to the rights granted to Licensee under this Agreement with respect to import or export, if any, Licensee shall not, directly or indirectly, export the ViryaNet Product(s), the Documentation, the ViryaNet Confidential Information or any part thereof, outside the United States and shall not import them into a foreign territory without obtaining all permits and licenses as may be required by and conforming with all applicable laws and regulations of the government of the United States and the applicable foreign territory. Licensee shall at its own expense, pay all import and export licenses and permits, customs charges and duty fees, if any, and shall take all other actions, if any, required to accomplish the export and import of the ViryaNet Product(s) and Documentation by Licensee. Notwithstanding anything contained in this Agreement to the contrary, and provided Licensee has been granted a right to export under this Agreement, Licensee shall not export the ViryaNet Product(s), the Documentation, the ViryaNet Confidential Information, or any part thereof, or any other rights pursuant to this Agreement in any territory: (i) where any material terms of this Agreement are unenforceable, or (ii) where there is a significant risk that the ViryaNet Product(s), the Documentation, the ViryaNet Confidential Information, or any part thereof shall fall into the public domain.

         5.6 ENHANCEMENTS. The process for requesting Enhancements to the ViryaNet Product(s) will be the same as any development request. The process shall begin when Licensee initiates a functional specification detailing the scope, quality objectives, "as is" process, "should be" process, and functional/performance/general requirements (the "Functional Specification"). ViryaNet will collaborate in this Functional Specification detailing design solutions, high-level design model, and dependencies. Once approved by representatives from each party, a written development quotation including time and cost will be developed by ViryaNet and presented to Licensee within ten (10) business days of submission. In addition to the quotation will be a technical specification detailing design assumptions, data mapping, data flow diagrams, and module components (such as flat file details, extract/load details, database objects, form names, ETC.) (the "Technical Specification").



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6. SUPPORT AND MAINTENANCE AND TRAINING:

         6.1 SUPPORT AND MAINTENANCE. Support and Maintenance shall be provided to Licensee in accordance with Exhibit B; provided that if the events specified in Section 4.4 should occur Licensee shall, in accordance therewith, be entitled to receive support and maintenance as provided in Exhibit D hereto.

         6.2 TERM OF SOFTWARE SUPPORT AND MAINTENANCE. Software Support and Maintenance shall be provided for a period of seven (7) years (each year hereinafter referred to as a "Support Year") from the date Licensee provides ViryaNet with the User Acceptance Notice.

         6.3 SUPPORT AND MAINTENANCE FEES. For each ViryaNet Product with respect to which Licensee has ordered Software Support and Maintenance during the first Support Year, Licensee shall pay ViryaNet the applicable Software Support and Maintenance Fees as provided for in Exhibit A, and in accordance with the payment terms provided therein. The Software Support and Maintenance Fees and payment terms for additional Support Years shall be determined thirty
(30) days prior to the end of the previous Support Year provided that for a period of two (2) Support Years after the first Support Year, ViryaNet shall not be entitled to increase the annual Software Support and Maintenance Fees by more than the lesser of: (i) 10% on an annual basis or (ii) the consumer price index. ViryaNet shall invoice Licensee within thirty (30) days prior to the end of the Support Year, as applicable, and Licensee's payment shall be due within thirty
(30) days of receipt of the ViryaNet invoice.

         6.4 RENEWAL OF SOFTWARE SUPPORT AND MAINTENANCE. In the event Licensee terminates Software Support and Maintenance or fails to pay ViryaNet on the date on which Software Support and Maintenance Fees, or any portion thereof, are due, then to reinstate or renew Software Support and Maintenance, Licensee must first pay ViryaNet for all accumulated Software Support and Maintenance Fees with respect to the applicable ViryaNet Product(s) and/or Third Party Software for the period during which Licensee did not purchase Software Support and Maintenance.

         6.5 TRAINING. In the event that Licensee wishes to have ViryaNet provide any training courses, ViryaNet shall, subject to the availability of ViryaNet's personnel, provide such courses at a mutually agreeable time and mutually agreeable location and on terms, conditions and fees then in effect for such training courses. In addition to the payment of ViryaNet's prescribed fees, Licensee shall reimburse ViryaNet for direct and reasonable travel, meals and lodging expenses incurred by ViryaNet in providing such training, in accordance with the agreement to be reached between the parties relating thereto.

         6.6 TRAIN THE TRAINER. ViryaNet shall make available through the Internet at no additional cost to Licensee training material to allow internal training of resources after an initial "Train the Trainer" program. Furthermore, ViryaNet shall make available through the Internet additional training material to support any Releases, Updates, Enhancements, Fixes, Workaround, Options and the ViryaNet Product(s) provided Licensee is entitled to receive such pursuant to this Agreement any exhibit or attachments hereto.

7. RECORDS AND AUDITING RIGHTS:

         7.1 BOOKS AND RECORDS. Licensee shall keep accurate books of account and records indicating in detail the number of users of the ViryaNet



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Product(s) and all copies of the ViryaNet Product(s) made by Licensee (provided
Licensee is authorized to make such copies pursuant to this Agreement).

         7.2 AUDITING AND INSPECTION RIGHTS. ViryaNet shall, at its sole discretion, be entitled to audit Licensee's books of account and records referred to in Section 7.1 above upon written notice of five (5) business days to Licensee, provided that ViryaNet shall have the right to perform such audit not more than one (1) time per year. Any such audit shall be conducted during Licensee's normal business hours so as not to unreasonably interfere with Licensee's business activities. ViryaNet agrees to hold strictly confidential all information concerning the verifications thereof, except as necessary for ViryaNet to enforce its rights under this Agreement. Licensee shall permit ViryaNet's representative to take excerpts from, and make copies of, any entries therein. ViryaNet shall pay all expenses associated with the verification. Nevertheless, if an audit reveals that Licensee has underpaid fees due to ViryaNet, ViryaNet shall invoice Licensee for such underpaid amounts based on the License Fees in effect at the time such audit or inspection is completed with the invoice subject to ViryaNet's standard payment terms. If the underpaid License Fees exceed ten percent (10%) of the License Fees due to ViryaNet for the relevant period, then Licensee shall pay the reasonable expenses associated with such audit. Nothing in this paragraph shall be construed in any way to limit the confidentiality obligation of ViryaNet for Licensee Confidential Information.

8. CONFIDENTIAL INFORMATION:

         8.1 NONDISCLOSURE AND NON-USE OF CONFIDENTIAL INFORMATION. Each Receiving Party agrees not to use any Confidential Information disclosed by the Disclosing Party except for the purposes of each Receiving Party exercising its rights and obligations granted pursuant to this Agreement. Unless expressly authorized by the Disclosing Party, the Receiving Party will not disclose any Confidential Information, other than to its employees and consultants who are required to have the information in order to exercise the rights and obligations granted under this Agreement. The Receiving Party shall be responsible for ensuring that the obligations of confidentiality and non-use contained herein are observed by its employees and consultants, and the Receiving Party represents that it has instituted policies and procedures, which provide such protection for the Confidential Information. Without limiting the generality of the foregoing, the Receiving Party shall restrict access to those of its employees and consultants who are bound, either by the terms of their employment agreement or by separate written agreements, to maintain Confidential Information in confidence and refrain from using the same for their own benefit. The Receiving Party shall bear full responsibility for any harm caused to the Disclosing Party by disclosure by said employees or consultants who are not bound by such agreements. The Receiving Party shall use the same degree of care, but no less than reasonable degree of care under the circumstances that the Receiving Party utilizes to protect its own Confidential Information. The Receiving Party agrees to notify the Disclosing Party in writing of any misuse or misappropriation of Confidential Information, which may come to the Receiving Party's attention.

         8.2 TERM. The forgoing commitments of the Receiving Party shall survive any termination of this Agreement, and shall continue for a period, which is three (3) years after the termination of this Agreement.

         8.3 REMEDIES. The Receiving Party agrees that its obligations provided in this Section 8 are necessary and reasonable in order to protect the Disclosing Party and its business, and expressly agrees that monetary damages would be inadequate to compensate the Disclosing Party for any breach by the



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Receiving Party of the obligations set forth in this Section 8, and that the
Disclosing Party, in addition to any remedy at law or in equity, which the Disclosing Party may have, may seek an injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the Receiving Party, without the necessity of proving actual damages or posting a bond.

9. WARRANTIES AND LIMITATIONS:

         9.1 WARRANTIES ViryaNet represents, warrants and covenants with respect to the ViryaNet Product(s) from the Delivery Date until the date Licensee provides ViryaNet with the User Acceptance Notice the following:

                  9.1.1 The media delivered by ViryaNet to Licensee for ViryaNet Product(s) shall be free of all defects in materials and workmanship, and ViryaNet shall immediately, upon notice, replace any non-working or defective media at no charge to Licensee; and that ViryaNet's Documentation shall be true and correct copies thereof;

                  9.1.2 The ViryaNet Product(s) purchased by Licensee are designed to be "Date-Data Compliant", which means the ViryaNet Product(s) are designed to: (a) correctly and unambiguously handle and process date information, including, but not limited to, accepting date input, providing date output, storing and retrieving dates and the ability to perform calculations on dates or portions of dates; (b) correctly process functions that are programmed to commence and/or end on a particular date, including but not limited to month-end year-end, leap year and any combinations thereof, irrespective of the change in the century identifier; (c) function accurately without interruption and without any change in operations and/or parameters associated with the advent of the new century; and (d) respond to two-digit year date input in a way that resolves the ambiguity as to the century in a disclosed, defined, predetermined manner; and to store and provide output of date information in ways that are unambiguous as to the century;

                  9.1.3 The ViryaNet Product(s) shall conform to the Specifications; provided, however, that ViryaNet will, at no change to Licensee, promptly correct the ViryaNet Products(s) or any component thereof that does not conform to the Specifications by either: (a) repairing the ViryaNet Product(s) so that they become conforming, or else (b) replacing the ViryaNet Product(s) with a substitute, which in either case conforms in all respects to the Specifications;

                  9.1.4 ViryaNet is the developer and owner of the ViryaNet Product(s), other than any Third Party Software contained therein, or else ViryaNet has the authority to grant the License granted hereunder;

                  9.1.5 Except as otherwise expressly provided herein, as of the Delivery Date ViryaNet knows of no claim, litigation or proceeding pending or threatening with respect to the ViryaNet Product(s);

                  9.1.6 Except as otherwise expressly provided herein, as of the Delivery Date the ViryaNet Product(s) and its components (excluding Third Party Software) and the ordinary use thereof in accordance with the Documentation and the terms and conditions of this Agreement, do not infringe or violate any patents, copyrights, trademarks, trade secrets or other intellectual property rights of any third party; and ViryaNet has no knowledge that the Third Party Software infringes or violate any patents, copyrights, trademarks, trade secrets or other intellectual property rights of any third party;



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                  9.1.7 Except as otherwise expressly provided herein, as of the
Delivery Date, the ViryaNet Product(s) (excluding Third Party Software) shall not contain any mechanism including, without limitation, any: "viruses," "Trojan horses," "worms," "back doors," "time bombs," "drop dead devices," or any other deleterious programmer code, which may restrict Licensee's ability to use or access any of the ViryaNet Product(s) or data contained therein (all of the foregoing collectively the "Devices"), and ViryaNet has no knowledge that the Third Party Software contains any Devices that would restrict Licensee's ability to use or access the ViryaNet Product(s);

                  9.1.8 The ViryaNet Product(s), including each individual component thereof work together and in conformance with the Specifications; and the ViryaNet Product(s) are capable of interconnecting and/or interfacing with other software programs currently being used by Licensee as required to deliver the functionality as set forth in this Agreement; provided, however, that ViryaNet will, at no change to Licensee, promptly either (a) repair the ViryaNet Product(s), including each individual component thereof, so that they are capable of interfacing and/or interconnecting with Licensee's other software programs, or else (b) replace the ViryaNet Product(s) with a substitute that is capable of interfacing and/or interconnecting with Licensee's other software programs;

                  9.1.9 The overall functionality of the ViryaNet Product(s) shall not be materially decreased from the functionality existing as of the User Acceptance Date, unless a material decrease in functionality results from governmental regulation or requested changes by Licensee, or the functionality is replaced with comparable functionality or the changes are otherwise agreed upon by the parties; and in such event Licensee may elect as a remedy to remain on an earlier Release of the ViryaNet Product(s) without breaching any of the provisions of this Agreement, including, but not limited to Exhibit B hereto, and specifically including Section 2.4 thereunder; and

                  9.1.10 On the Delivery Date, ViryaNet will deliver to Licensee the most Current Release of the ViryaNet Product(s) and continue support such release in accordance with the Support and Maintenance Agreement.

         9.2 In order to grant rights, provide goods or perform services contemplated by this Agreement, ViryaNet may acquire from independent contractors or Third Party Software vendors certain rights, good or services. To the extent that such third parties provide warranties to ViryaNet for the rights, goods, services that they supply, and to the extent that they permit the transfer of such warranties to Licensee, ViryaNet shall pass such warranties through to Licensee. ViryaNet makes no independent representations or warranties for rights, goods or services provided by independent contractors or Third Party Software vendors, including without limitation with respect to Third Party Software. For any Third Party Software provided by ViryaNet to Licensee, ViryaNet hereby assigns to Licensee all end-user warranties and indemnities relating to such Third Party Software. To the extent ViryaNet is not permitted to assign any of such end-user warranties and indemnities through to Licensee, ViryaNet shall enforce such warranties and indemnities on behalf of Licensee to the extent ViryaNet is permitted to do so under the terms of the applicable Third Party Agreements. With respect to any Third Party Software not conforming to any of the warranty provisions contained in this Section 9, ViryaNet shall be entitled to replace such Third Party Software with software conforming in all material respects to the warranties contained in this Section 9, and in such event ViryaNet shall not be in breach of any of its warranties hereunder.

         9.3 Simultaneously with the execution of this Agreement, Licensee shall enter into a License Agreement with ClickSoftware, Inc. (the "ClickSoftware Agreement") in substantially the form attached hereto as Exhibit E. Once executed by ClickSoftware, Inc., and Licensee, the ClickSoftware Agreement shall become an integral part of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, ViryaNet makes no independent representations or warranties for the products provided by ClickSoftware, and such warranties and representations shall be as set forth in the ClickSoftware Agreement.

         9.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 9, VIRYANET MAKES NO PROMISES, REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ANY VIRYANET PRODUCT, DOCUMENTATION OR ANY PORTION THEREOF AND VIRYANET SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         9.5 VIRYANET SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE AMOUNT OF SALES, REVENUES OR PROFITS THAT MAY BE OBTAINED BY LICENSEE DURING THE TERM OF THIS AGREEMENT, OR OTHER BENEFIT THAT LICENSEE MAY OBTAIN THROUGH ITS PARTICIPATION IN THE AGREEMENT.

         9.6 SUBJECT TO VIRYANET'S SUPPORT AND MAINTENANCE OBLIGATIONS UNDER
SECTION 6.1 ABOVE AND AS FURTHER SPECIFIED IN EXHIBIT B ATTACHED HERETO, ViryaNet does not warrant that: (A) the ViryaNet Product(s) will meet Licensee's requirements, (B) the operation of the ViryaNet Product(s) shall be uninterrupted or error-free, or (C) the Documentation shall be error-free.

10. INDEMNIFICATION BY VIRYANET.

         10.1 Subject to the limitations specified in this Agreement (including without limitation those specified in Section 11 below), ViryaNet agrees to defend, at its expense, any action brought against Licensee based upon a claim that the ViryaNet Product(s) (other than Third Party Software or software supplied to ViryaNet by Licensee, or directed by Licensee to be obtained by ViryaNet from a third party and included in the ViryaNet Product(s) delivered by ViryaNet to Licensee, or ViryaNet Product(s) as modified by Licensee, without consent of ViryaNet (collectively "Excluded Material")), the Documentation accompanying the relevant ViryaNet Product(s) (excluding Third Party Software) or any part thereof directly infringe any patent, copyright, trademark, trade secret, or any other intellectual property right provided that:

                  (i) The ViryaNet Product(s) or Documentation referred to in the preceding paragraph alleged to be infringing are used within the scope of the licenses granted under this Agreement and in accordance with the terms and conditions of this Agreement;

                  (ii) Licensee promptly notifies ViryaNet in writing of any such action or proceeding that has been brought or which is threatened, unless the failure of Licensee to properly notify ViryaNet does not prejudice ViryaNet's ability to indemnify pursuant to this
                           Section 10; and

                  (iii) Licensee cooperates fully in the defense or settlement of any such action.

         10.2 Subject to the limitations specified in this Agreement (including, without limitation, those specified in Section 11 below), ViryaNet agrees to indemnify and hold Licensee harmless from and against any loss, cost or expense (including reasonable attorneys' fees) resulting from any and all claims by third parties for loss, damage, or injury (including death) allegedly caused by the gross negligence, misrepresentation, or gross misconduct of ViryaNet, or ViryaNet's agents, employees and/or contractors.

         10.3 Subject to the limitations specified in this Agreement (including, without limitation, those provided in Section 11 below), ViryaNet agrees to indemnify and hold harmless Licensee from and against any suits, causes action, damages, costs (including, without limitation, reasonable attorneys' fees incurred in connection therewith or with successfully establishing the right of indemnification hereunder) and/or liabilities of whatever nature which arise out of or relate to any claim of infringement or misappropriation of third party proprietary rights under Section 10.1. Additionally, and subject to the limitations of this Agreement, ViryaNet shall pay any costs damages, or awards of settlement, including court costs, arising out of any such claim, demand or action, provided that Licensee grants ViryaNet sole control of the defense of any such action and all related negotiations for settlement.

         10.4 Subject to the limitations of this Agreement (including, without limitation those provided in Section 11 below), in the event an injunction is issued against Licensee's use of the ViryaNet Product(s), Documentation, or any part thereof, or if in ViryaNet's opinion all or any portions of the ViryaNet Product(s) or Documentation are likely to become the subject of a non-frivolous claim for infringement or injunction or damages award, ViryaNet at its sole expense, will do one of the following:

                  (i) procure for Licensee the right to continue using the ViryaNet Product(s) or such affected portions; or

                  (ii) replace or modify the ViryaNet Product(s) or Documentation or such affected portions, with a non-infringing alternative that reasonably accommodates Licensee's needs with respect to the original replaced or modified portion.

         In the event ViryaNet is unable to perform under subsections (i) or
(ii) in the previous sentence, Licensee, at its sole and reasonable discretion, shall have the right to require ViryaNet to refund all amounts paid for the ViryaNet Product(s) and Documentation in exchange for a return of the ViryaNet Product(s) and Documentation.

         10.5 This Section 10 shall not apply with respect to a claim based upon: (a) use of other than the current unaltered release of the ViryaNet Product(s) provided by ViryaNet to Licensee; (b) the combination, operation or use of any ViryaNet Product, or any portion thereof delivered by ViryaNet pursuant to this Agreement with Excluded Materials (as defined in Section 10.1 above), or with any other software, hardware or device not supplied by ViryaNet, if such infringement would have been avoided but for the combination, operation or use of the ViryaNet Product(s) with such Excluded Material or with any other software, hardware or device not supplied by ViryaNet.

11. LIMITATIONS ON WARRANTIES AND INDEMNIFICATION:

         11.1 SECTION 10 OF THIS AGREEMENT SPECIFIES THE ENTIRE LIABILITY OF VIRYANET WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR MISAPPROPRIATION OF SUCH INTELLECTUAL PROPERTY RIGHTS IN CONNECTION WITH THE PRODUCTS/GOODS/SERVICES/DELIVERABLES, IF ANY, PROVIDED PURSUANT TO THIS AGREEMENT.

         11.2 EACH PARTY'S ENTIRE LIABILITY AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, FOR ANY AND ALL CLAIMS, WHETHER IN CONTRACT (INCLUDING BREACH OF WARRANTY) OR IN TORT (INCLUDING NEGLIGENCE) SHALL BE LIMITED TO A MAXIMUM AMOUNT EQUAL TO THE TOTAL AMOUNT PAID TO VIRYANET BY LICENSEE UNDER THIS AGREEMENT.

         11.3 IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OR ANY KIND, INCLUDING LOST PROFITS AND LOSS OF DATA, EVEN IF VIRYANET HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. INDEMNIFICATION BY LICENSEE:

         12.1 Subject to the limitations specified in this Agreement (including without limitation those specified in Section 11 above), Licensee agrees to indemnify and hold ViryaNet harmless from and against any loss, cost or expense (including reasonable attorneys' fees) resulting from any and all claims by third parties for loss, damage, or injury (including death) allegedly caused by the gross negligence, misrepresentation, or gross misconduct of Licensee, or Licensee's agents, employees and/or contractors.

         12.2 For avoidance of doubt, it is hereby clarified that Licensee shall have no liability under this Section 12 for any claim alleging that the unaltered ViryaNet Product, in and of itself, infringes any third party's intellectual property rights.

13. TERM AND TERMINATION:

         13.1 TERM. This Agreement shall commence on the date hereof and shall continue in full force and effect unless terminated in accordance with the provisions of this Section 13.

         13.2 TERMINATION FOR DEFAULT. Subject to the provisions of Section 13.5 below, either party may terminate this Agreement in its entirety by written notice to the other party, if the breaching or defaulting party breaches or is in default of any material obligation hereunder, other than the obligations specified in Section 6 above or in Exhibit B hereto, which breach or default remains uncured for a period of thirty (30) days after receipt of written notice of breach or default by the breaching or defaulting party. Subject to the provisions of Section 13.5 below, either party may terminate the Software Support and Maintenance (as defined in Exhibit B attached hereto) if the other party breaches or is in default of any material obligation under Section 6 or under Exhibit B, which breach or default remains uncured for a period of thirty (30) days after receipt of written notice of breach or default by the breaching or defaulting party, and if Licensee is the non-breaching party, Licensee shall be entitled to a prompt refund of the proportion of the Software Support and Maintenance Fees for any unused period of time.

         13.3 TERMINATION FOR INSOLVENCY. In addition to the foregoing, either party may immediately terminate this Agreement by written notice if: (a) the other party becomes insolvent, (b) upon institution by the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debt, (c) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in such party's favor within sixty (60) days thereafter, or (d) upon the other party making a general assignment for the benefit of creditors.

         13.4 CESSATION OF LICENSES AND RIGHTS. Other than for termination of this Agreement by ViryaNet pursuant to Section 13.3, upon termination of this Agreement all licenses and rights granted pursuant to this Agreement shall immediately cease; provided, however, that nothing contained herein shall be deemed to affect in any way any of the rights, duties or obligations of the parties pursuant to the Escrow Agreement if the Escrow Agreement is still in effect pursuant to its terms.

         13.5 RETURN OF CONFIDENTIAL INFORMATION. Within ten (10) days after termination of this Agreement, Licensee shall return to ViryaNet, and shall make no further use, of any ViryaNet Product(s), Documentation, ViryaNet and Third Party Confidential Information or any portions thereof and shall certify in writing to ViryaNet that the originals and copies, and any portions thereof, in any form, of the ViryaNet Product(s), the Documentation, the ViryaNet Confidential Information or any portions thereof in the possession of Licensee have been destroyed or returned to ViryaNet. Within ten (10) days after termination of this Agreement, ViryaNet shall return to Licensee, and shall make no further use, of Licensee's Confidential Information or any portions thereof and shall certify in writing to Licensee that the originals and copies, and any portions thereof, in any form, of Licensee's Confidential Information or any portions thereof in the possession of ViryaNet have been destroyed or returned to Licensee.

         13.6 LIMITATION ON LIABILITY IN THE EVENT OF TERMINATION. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS AND LOSS OF DATA, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING FROM ANY TERMINATION OF THIS AGREEMENT PURSUANT TO THIS SECTION 13.

14. MISCELLANEOUS:

         14.1 BACKGROUND AND EXHIBITS. The Section headed "Background" and the Exhibits attached hereto including any Schedules thereunder form an integral part of this Agreement.

         14.2 INTERPRETATION. Any heading contained in this Agreement is for convenience purposes only and shall not be employed in interpreting and construction of this Agreement. The parties and their respective counsel have negotiated this Agreement. This Agreement will be interpreted and construed in accordance with its terms and conditions and without any construction in favor or against either party.

         14.3 SURVIVAL. Sections 4, 5, 8, 10, 11, 12, 13, and 14.1 through
14.11, and all payment obligations incurred prior to the termination of this Agreement, shall survive termination of this Agreement.

         14.4 ENTIRE AGREEMENT. This Agreement, including the Exhibits and schedules attached hereto, constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement, and supersedes and replaces all prior or contemporaneous agreements, understandings, negotiations, and discussions, whether written or oral, regarding such subject matter. No supplement, modification or amendment of this Agreement shall be binding upon the parties hereto, unless in a written instrument identified on its face as an amendment and executed by both parties by an authorized representative of each party.

         14.5 GOVERNING LAW. This Agreement shall in all respects be governed and construed according to the laws of the State of New York, without reference to its principles of conflicts of laws. The parties hereto agree that all disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue in the federal and state courts located in New York. Each party hereby consents to the personal and exclusive jurisdiction and venue of these courts. However, prior to resort to legal and/or equitable remedies, the parties agree to negotiate in good faith to resolve any dispute promptly, within not to exceed ten (10) Business Days following written notice thereof. Failing this, the parties may refer the dispute to their senior executive of the component responsible for performance of this agreement, respectively, for resolution within thirty (30) days of written notice of dispute to such senior executive(s). Thereafter, either party may resort to its legal and equitable remedies for resolution thereof. Notwithstanding the above, either Party may resort to any available remedy at law or equity to avoid irreparable injury or to maintain the status quo.

         14.6 SEVERABILITY. If any of the provisions of this Agreement, or any portions thereof, are held to be invalid or unenforceable under any applicable statute, regulation, orders or rule of law, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the fullest extent possible, the original purpose of such part or provision in a valid and enforceable manner, and the balance of this Agreement shall remain in full force and effect.

         14.7 WAIVER. No term or condition of this Agreement shall be deemed waived, and no breach or omission excused, unless in writing and signed by the party against whom enforcement of such waiver or consent is sought. A waiver of any condition or term of this Agreement in any regard shall not constitute a waiver or consent to any different or subsequent breach or omission, and either party may invoke any remedy available at law or in equity despite such prior waiver or consent.

         14.8 NOTICES. All notices and other communications (including Purchase Orders and invoices) required or permitted to be given under this Agreement ("Notices") shall be in writing, reference this Agreement and addressed to the party's address as specified below, or to such other address that a party provides as required by this Section 14.8.

      If to ViryaNet:

      ViryaNet Inc.
      2 Willow Street
      Southborough, MA  01745
      Fax: (508) 490-8666
      Attn:  General Counsel/
      VP North America Sales

      If to Licensee:

      Viasource Communications, Inc.
      200 East Broward Boulevard
      Suite 2100
      Fort Lauderdale, FL  33301
      Fax: (954) 525-1868
      Attn: Gerry Thorning

      With a copy to:

      Akerman, Senterfitt & Eidson, P.A.
      One SouthEast Third Avenue
      28th Floor
      Miami, Florida 33131
      Fax: (305) 374-5095
      Attn: Bradley D. Houser, Esq.

      A Notice shall be deemed given when: (a) delivered personally, (b) sent by confirmed facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt.

         14.9 FORCE MAJEURE. Neither party will be responsible for any failure to perform its obligations (other than payment obligations) under this Agreement due to reasons beyond its direct reasonable control, including without limitation acts of God, war, riots, embargo, fire, explosion, sabotage, flood, default of subcontractors, accident, or interruption or delay in transportation, shortage or failure of supply of raw materials or finished merchandise, labor disputes whatever cause arising, or compliance with any other directions, or request of any authorized governmental officer, department or agency. Notwithstanding the foregoing, in the event either party fails to perform its obligations under this Agreement due to any of the causes listed in the preceding sentence, and provided such failure to perform lasts for a period in excess of sixty (60) days, either party may terminate their obligations under this Agreement by providing written notice to the other without liability to either party.

         14.10 INDEPENDENT CONTRACTOR. For the avoidance of doubt, it is hereby clarified that ViryaNet is an independent contractor of Licensee under this Agreement, and nothing contained herein shall be construed to create a partnership, joint venture or agency relationship between the parties hereto. Neither party shall have the authority to enter into agreements of any kind on behalf of the other party with respect to the subject matter of this Agreement or otherwise bind or obligate such other party in any manner to any third party. This Agreement does not and shall not be deemed to create a general agency, and Licensee shall not be considered an agent or legal representative of ViryaNet for any purpose. Neither party nor any director, officer, agent, or employee of such party shall be or considered an employee of the other party.

         14.11 LICENSEE ACTING ON ITS OWN BEHALF; NON ASSIGNMENT. Licensee represents that it is acting on its own behalf, and not as an agent for or on behalf of any third party, in entering into this Agreement. Licensee may not assign its rights or obligations under this Agreement other than to its Affiliates. Notwithstanding the foregoing, in the event of any change of control, change of ownership or merger of Licensee where Licensee is not the surviving company Licensee shall have the right to assign this Agreement in its entirety to a successor without fees, provided that such assignee agrees in writing to carry out and comply with all of the provisions of this Agreement, including without limitations any restrictions on the use of the ViryaNet Product(s), and provided further that ViryaNet is notified of such assignment and of the identity of such assignee. ViryaNet shall be entitled to assign and transfer any and all of its rights and obligations under this agreement to third parties, provided that such third party agrees in writing to carry out and comply with all the provisions of this Agreement in a manner reasonably satisfactory to Licensee.

         14.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         14.13 PUBLICITY. ViryaNet may identify Licensee in ViryaNet's advertising and marketing materials provided that such materials are approved in writing in advance by Licensee, such approval not to be unreasonably withheld. Licensee may identify ViryaNet as licensor of the ViryaNet Product(s) in Licensee's advertising and marketing materials provided that such materials are approved in writing in advance by ViryaNet, such approval not to be unreasonably withheld.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties have executed this Agreement as of the dates written below.

VIRYANET, INC.                                VIASOURCE COMMUNICATIONS, INC.


By: /s/ Samuel Hacohen                        By: /s/ Gerry Thorning
    -----------------------------                 ------------------------------

Name: Samuel Hacohen                          Name: Gerry Thorning
      ---------------------------                   ----------------------------

Title: Chairman                               Title: Executive Vice President
       --------------------------                    ---------------------------

Date: April 5, 2001                           Date: April 19, 2001
      ---------------------------                   ----------------------------

                                   EXHIBIT "A"

1.       VIRYANET PRODUCT(S):

         VIRYANET SERVICE HUB, including the following modules:

                  -- ViryaNet Service Portal
                  -- ViryaNet Service Intelligence
                  -- ViryaNet Service Process
                  -- ViryaNet mService Gateway
                  -- ViryaNet Mobile Suite
                  -- ViryaNet Service Suite (excluding Depot Repair) -- ViryaNet Service Engine
                  -- ViryaNet Integration Server

         THIRD PARTY SOFTWARE, INCLUDING THE FOLLOWING COMPONENTS:

                  -- Xerox Docushare - Enterprise License
                  -- Actuate Reporting Environment - Enterprise License -- IBM Websphere
                  -- AvantGo
                  -- ClickSoftware ClickSchedule
                  -- WW Threads

2.       LICENSE FEES:

         VIRYANET SERVICE HUB (1500 Users) including: ViryaNet Service Portal, ViryaNet Service Intelligence, ViryaNet Service Process, ViryaNet Service Gateway, ViryaNet Mobile Suite, ViryaNet Service Suite (excluding Depot Repair),ViryaNet Service Engine and ViryaNet Integration Server.

         THIRD PARTY SOFTWARE including: ClickSoftware ClickSchedule ASM (600) scheduled engineers) (Street Level); Xerox Docushare; Actuate Reporting Environment, IBM Websphere - Coverage for up to six (6) Central Processing Units, plus IBM performance pack (for load balancing); AvantGo - One Time Charge (500 users) with Limited Use meaning Licensee has access to standard Avantgo content and the ViryaNet Product(s).

TOTAL VIRYANET PRODUCT(S) COSTS:                                  $   1,500,000
                                                                  =============

In the event Licensee desires to acquire rights for additional licensed users for ClickSoftware's ClickSchedule Software the license fee per user shall be Four Hundred Sixty Two Dollars ($462.00) per scheduled user.

3.     VIRYANET SUPPORT AND MAINTENANCE:

         ViryaNet will provide its Gold Level Support and Maintenance for the ViryaNet Product(s) as described in Exhibit B attached to the License and Support and Maintenance Agreement. ViryaNet will provide twenty four hour seven day per week ("24 by 7") support for a period of one month from the User Acceptance Date, and will revert to Gold Level Support thereafter.

TOTAL VIRYANET PRODUCT(S) SUPPORT AND MAINTENANCE COSTS:              $  331,000
                                                                      ==========
4.       PAYMENT TERMS:

The following payment terms will apply:

         (A)  License Fees:

                (i)    Net 30 days from the Effective Date            $  150,000
                (ii)   February 28, 2002                              $  350,000
                (iii)  August 31, 2002                                $1,000,000
                                                                      ----------
                                                TOTAL LICENSE FEES    $1,500,000
                                                                      ==========

         (B)  Support and Maintenance Fees:

                  (i) Support and Maintenance Fees for the first Support Year shall be paid in accordance with the following payment schedule: fifty percent (50%) of the total Support and Maintenance Fees shall be paid to ViryaNet upon the first date that six hundred (600) Users are using the ViryaNet Product(s), and thereafter an additional sixteen and two-thirds percent (16 2/3%) of the total Support and Maintenance Fees shall be paid to ViryaNet on the first date that an additional three hundred (300) Users are using the ViryaNet Product(s), and so forth until the aggregate number of such Users reaches one thousand five hundred (1,500 Users).

                  (ii) Notwithstanding the foregoing, the total Support and Maintenance Fees shall be due no later than twelve
                           (12) months from the date of the User Acceptance Notice.

                   (iii) After the total Support and Maintenance Fees have been paid by Licensee, the maintenance and support anniversary date shall be January 1st of the first calander year thereafter.

                                   EXHIBIT "B"

                             SUPPORT AND MAINTENANCE

1.0 DEFINITIONS

         Except as otherwise expressly defined in this Exhbit B, all capitalized terms shall have the meaning attached to such term in the Agreement to which this Exhibit is attached (the "License Agreement").

         1.1 "BUSINESS DAY" mean 8:00 AM - 5:00 PM EST Monday through Friday, excluding holidays during which Licensee is closed for business.

         1.2 "CURRENT RELEASE" means the then-current release of ViryaNet Product(s) for use in a particular Operating Environment.

         1.3 "CUSTOMER CONTACT" means a Licensee employee (or independent contractor retained by Licensee) who is properly authorized to communicate with ViryaNet concerning Software Support and Maintenance. Customer Contacts shall be knowledgeable in the use of the ViryaNet Product(s) and Licensee's Operating Environment.

         1.4 "DAY" means any twenty four hour period of time, whether or not it includes any Business Day.

         1.5 "ERROR" shall mean an error in the ViryaNet Product(s) and/or Third Party Software, which degrades the functional or technical characteristics of the ViryaNet Product(s) or Third Party Software as compared to the Specifications which accompany the relevant ViryaNet Product(s), or any Release of such ViryaNet Product(s).

         1.6 "FIX" shall mean the repair, revision, patch, bugfix or other modification or replacement of object or executable code versions of the software comprising the ViryaNet Product(s) to remedy an Error.

         1.7 "NAMED VIRYANET CONTACT" means a ViryaNet technical support contact.

         1.8 "OPERATING ENVIRONMENT" means a single combination of a hardware and operating system, corresponding to a specific release of the ViryaNet Product(s).

         1.9 "PREVIOUS RELEASE" means the release of ViryaNet Product(s) for use in a particular Operating Environment which has been replaced by the Current Release in the same Operating Environment.

         1.10 "RELEASE" means a new version of ViryaNet Product(s) that supersedes the previous version.

         1.11 "SUPPORT SERVICE HOURS" means those hours that Software Support and Maintenance is available to Licensee according to the Software Support and Maintenance Service Level ordered by Licensee.

         1.12 "SOFTWARE SUPPORT AND MAINTENANCE" means ViryaNet Software support and maintenance services in accordance with the Software Support and Maintenance Service Level ordered by Licensee.

         1.13 "SOFTWARE SUPPORT AND MAINTENANCE SERVICE LEVELS" means the Software Support and Maintenance service levels set forth on Support and Maintenance Schedule A attached hereto.

         1.14 "SUPPORT AND MAINTENANCE FEES" shall mean the fees paid by Licensee in consideration for the support and maintenance to be provided by ViryaNet to Licensee in Accordance with Section 6.1 of the License Agreement.

         1.15 "UPDATE" means all published revisions and corrections to the printed documentation and corrections and new Releases of the ViryaNet Product(s), and which exclude Enhancements and Options.

         1.16 "WORKAROUND" means a change in the procedures followed or data supplied by Licensee to avoid an Error without substantially impairing Licensee's use of the ViryaNet Product(s).

2.0 COVERAGE AND SOFTWARE SUPPORT AND MAINTENANCE LEVELS

         2.1 ViryaNet will provide Licensee with Software Support and Maintenance upon payment to ViryaNet of applicable fees as provided herein. Software Support and Maintenance shall be provided for the ViryaNet Product(s) and Third Party Software listed in Exhibit A attached to the License Agreement. Software Support and Maintenance additional to that provided herein may be requested by Licensee, and will be provided on a time and materials basis in accordance with negotiated applicable rates and charges, and availability. All Updates, Fixes, Workarounds and other components of software issued or provided hereunder to Licensee shall be deemed licensed to Licensee under the terms of the

Agreement, and subject to all terms and restrictions applicable to such License Agreement.

         2.2 Software Support and Maintenance Service Levels will be provided for the ViryaNet Product(s) and the Third Party Software, upon the payment of the applicable fees for the relevant Software Support and Maintenance Service Level. All Service Levels include provision of Updates and Fixes, when generally released by ViryaNet, from time to time. ViryaNet Product(s) delivered as part of a Workaround or a temporary Fix shall only be supported until a proper Fix is made available.

         2.3 ViryaNet will track each support request including, but not limited to, date and time of request, requestor, issue, service level, and response level. ViryaNet will trend compliance against the terms of the Support and Maintenance Schedule A. This information will be reported to Licensee no less than once per calendar month. The report shall include, but not be limited to, overall compliance rating and drill down details as listed above.

         2.4 Under this Agreement, ViryaNet is only obligated to provide Software Support and Maintenance for the ViryaNet Product(s) or Third Party Software for a Previous Release for a period of twelve (12) months from the release date of the Current Release; provided however, if Licensee does not elect to install the Current Release ViryaNet shall continue to support the Previous Release being used by Licensee for a period of thirty six (36) months from the date of the Release immediately following the latest Release installed by Licensee, provided that if the Current Release materially degrades the performance or functionality of the Previous Relase ViryaNet shall continue to provide Software Support and Maintenance until the release of a Release that does not do so.

3.0 EXCLUSIONS

         3.1 ViryaNet shall have no obligation to support:

         a) ViryaNet Product(s) and/or Third Party Software, or any part thereof, altered or modified by Licensee or any third party without the prior written approval by ViryaNet;

         b) Software problems caused by Licensee's negligence, hardware malfunction or other causes beyond the control of ViryaNet;

         c) Modifications needed for non-ViryaNet supported interfaces not specified in Exhibit A (Licensee alone shall be responsible for such modifications);

         d) Repairing or restoring any corrupt data, provided such corruption was not caused by ViryaNet's gross negligence. (If ViryaNet is requested to repair or restore any data corrupted (other than that corrupted by ViryaNet Product(s)), ViryaNet may charge Licensee for time and materials based on ViryaNet's standard applicable rates and charges);

         e) ViryaNet Product(s) and/or Third Party Software installed in an Operating Environment or in a hardware environment which is not supported by ViryaNet.

         3.2 ViryaNet shall have no liability for any updates or upgrades in Licensee's hardware which may be necessary to use Updates, Fixes, and/or Workarounds of the ViryaNet Product(s) and/to Third Party Software. ViryaNet will be responsible for communicating to Licensee recommended hardware and operating systems that will ensure no license infringements or conflicts with the ability of the ViryaNet Product(s) to operate in accordance with the Specifications of the products.

         3.3 THE SOFTWARE SUPPORT AND MAINTENANCE IS PROVIDED "AS IS". VIRYANET HEREBY EXCLUDES ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND ANY OTHER STATUTORY WARRANTIES OF ANY KIND. IN NO EVENT SHALL VIRYANET BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, EVEN IF VIRYANET HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES). VIRYANET'S TOTAL LIABILITY HEREUNDER FOR ANY CAUSE, WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE FEES PAID BY LICENSEE FOR THE SOFTWARE SUPPORT AND MAINTENANCE. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE SOLE LIABILITY OF VIRYANET IN CASE OF ANY LOSS OR DAMAGE RESULTING FROM ANY ERROR IN THE VIRYANET PRODUCT(S) AND/OR THIRD PARTY SOFTWARE OR FAILURE OF THE SOFTWARE SUPPORT AND MAINTENANCE, WILL BE TO CORRECT SUCH ERROR OR FAILURE IN ACCORDANCE WITH VIRYANET'S OBLIGATIONS HEREUNDER.

4.0 RESPONSIBILITIES

         4.1 As part of this Agreement, ViryaNet will:

         a) Maintain a current, running system to replicate the ViryaNet Product(s) with respect to which Licensee has ordered Software Support and Maintenance;

         b) Provide Licensee with a unique identifier that will be used to report and track Error resolution status in accordance with timeframes specified within Schedule A;

         c) Track status of each Error or application discrepancy which has been reported and update Licensee of changes to status in accordance with timeframes specified within Schedule A;

         d) Provide responses to Errors and queries within the agreed time frame, in accordance with the Software Support and Maintenance Level ordered by Licensee in accordance with timeframes specified within Schedule A;

         e) Report patch availability to Licensee with descriptive documentation in accordance with timeframes specified within Schedule A;

         f) Be available to advise and consult about proposed changes to the Operating Environment, which could impact the ViryaNet Product(s) performance;

         g) Deliver one (1) copy of each Update for each supported Operating Environment to Licensee's designated Customer Contacts. Licensee shall, and is hereby authorized to, make up to four (4) additional copies of each Update, from the media delivered for all licenses for archival purposes only (original for production, copies for development environment and test environment);

         h) If ViryaNet believes that a problem reported by Licensee is not due to an Error in the ViryaNet Product(s), ViryaNet will so notify Licensee in writing. At that time, Licensee may, at its option, instruct ViryaNet to proceed with problem determination at the possible additional expense to Licensee beyond this coverage. If Licensee requests that ViryaNet proceed with problem determination and the reported problem was not due to an Error in the ViryaNet Product(s), Licensee shall pay ViryaNet, at standard ViryaNet applicable rates, for all work performed in connection with such determination, plus reasonable related expenses incurred therewith. ViryaNet agrees that it will not proceed with any such work to be billed to Licensee without Licensee's prior written consent. Licensee shall not be liable for the expenses associated with any such consulting if such problem was due to Error(s) in the ViryaNet Product(s) or for work performed after Licensee has notified ViryaNet that it no longer wishes work on the problem determination to be continued at its possible expense (such notice shall be deemed given when actually received in writing by ViryaNet).

         4.2 If it is initially agreed that a problem may not be due to an error in the ViryaNet Product(s), and it is subsequently agreed that it was in fact an error in the ViryaNet Product(s), then no charges shall be made or shall accrue for any problem analysis, consulting or development undertaken by ViryaNet.

         4.3 As part of this Agreement, Licensee will:

         a) Designate at least one (1), and no more than five (5), Customer Contact(s);

         b) Maintain trained support personnel, in order to pass to ViryaNet only real Errors that were clearly identified as Errors;

         c) Inform ViryaNet in writing of any pending environmental changes requirements as early as possible, but no later than thirty (30) days prior, which would impact Software Support and Maintenance, provided Licensee knows of such changes at least thirty (30) days in advance;

         d) Install Fixes and Updates according to ViryaNet installation instructions in a timely manner and in the sequence they are delivered;

         e) Inform ViryaNet of any changes to source code or a database which have been developed independently by Licensee;

         f) Maintain a mirrored copy of the Licensee production database for remote access purposes;

         g) Provide remote access with appropriate privileges to the server(s) loaded with the ViryaNet Product(s) and/or Third Party Software. It is the responsibility of Licensee to provide and maintain an "as needed" and authorized network connection between its operating servers. The network connection must be available to ViryaNet software engineers for the purpose of providing Software Support and Maintenance (such as file transfers to the remote location(s)). Such connection will need to be authorized by Licensee for each instance that the network connection is deemed to be reasonably required for ViryaNet to perform its obligated support and analysis;

         h) Maintain required database, network and client software, to support the ViryaNet Product(s) and the Third Party Software;

         i) Maintain fully compatible Operating Environments, and ensure all run time executables are generated from identical source for all supported operating sites;

         j) Install the new Releases of the ViryaNet Product(s), Updates and Fixes in the Licensee Operating Environment. Licensee can choose to purchase services from ViryaNet to assist in the installation and deployment of a new Release. These services will be available at ViryaNet's then current time and materials charges.

                      SUPPORT AND MAINTENANCE SCHEDULE "A"

1. ERROR SEVERITY LEVELS: There are four Error Severity Levels in the ViryaNet Product(s). The following table gives the descriptions of all four Error Severity Levels. Error Severity Levels will be set by ViryaNet and Licensee upon understanding of the Error. Examples provided in the table below are for illustrative purposes only.


  Level            Description                         Examples
  ------------     ------------                         --------
  X                The whole system, or any of          Database crash with or without data corruption; transactions fail
  FATAL            the business applications            throughout the system; data validation does not function throughout
                   are down, no useful work can         the system; customer data is inaccessible for many customers; etc.
                   be performed


  A                Any essential business               Any of the following is unusable or the result of continued  use
  CRITICAL         function is unusable                 will not be repairable or the result of continued use will significantly impair the effectiveness of any repair: for example call logging or closing, employee allocation or dispatch,
                                                        invoicing, etc.

  B                Non-essential business               Contract calculation does not work for some contracts; copy
  NON-CRITICAL     function is unusable                 merge functionality has bugs; some transactions fail, etc.

  C                All other types of Errors            Cosmetic problems; annoying error messages; etc.
  MINOR



2. ERROR RESPONSE LEVELS: For the actual Errors there are three response levels. The following table gives the description of all three Response Levels.

          Response Level    Description
          --------------    -----------

          1st level         Verbal or written acknowledgement of the request
                            including a receipt providing the tracking number

          2nd level New major or minor Release with the appropriate Documentation, or Fix, or temporary Fix, or Workaround, or detailed plan of solving the problem

          3rd level New major or minor Release with the appropriate Documentation, or an official documented Fix (sub-release).

3. SUPPORT SERVICE LEVELS: All days/hours listed below are defined in terms of Business Days/Hours except where stated.


          Error Severity/Response Level              X                     A                      B         C
          ------------------------------------------ --------------------- ---------------------- --------- ---------
          1st Level Response                         7x24 Support          7x24 Support           6 hours   8 hours
                                                     2 hours               2 hours

          2nd Level Response                         Cont. effort until     5 days                15 days   N/A
                                                     relief provided

          3rd Level Response                         15 days               30 days                90 days   180 days

          No. of Customer Contacts                   5

          Named ViryaNet Contact?                    Y

          7x24 support provided?                     Y                     N                      N         N

          On-site Support?                           Next Business Day     Next Business Day      N         N
                                                     (if needed)           (if needed)

          Chargeable Options Available               1. 24x7 support for "A" Severity Levels
                                                     2. On-site support for "B" Severity Level
                                                     3. Additional Customer Contacts
                                                     4. Reduced response times


                                   EXHIBIT "C"

                            SOFTWARE ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is made as of this _____ day of March, 2001 by and between ViryaNet Inc. ("ViryaNet"), 2 Willow St., Southborough, MA 01745, Fort Knox Escrow Services, Inc., 2100 Norcross Parkway, Suite 150, Norcross, GA, 30071, ("Escrow Agent"), ClickSoftware, Inc., 655 Campbell Technology Parkway, Suite 250, Campbell, CA 95008, ("ClickSoftware") and Viasource Communications, Inc., 200 East Broward Boulevard, Suite 2100, Ft. Lauderdale, Florida 33301 ("Licensee").

         PRELIMINARY STATEMENT. This Agreement is made pursuant to the License and Support and Maintenance Agreement between ViryaNet and Licensee (the "License Agreement") dated March _____, 2001, a copy of which is attached hereto as Escrow Schedule C. Capitalized terms not defined in the Agreement shall have the meaning ascribed to them in the License Agreement. ViryaNet and ClickSoftware intend to place in Escrow Agent a sealed package containing magnetic tapes, disks, disk packs, or other forms of media reasonably acceptable to Licensee, in source code form, and the written documentation, program listings, ulitities and any other materials relevant to the source code, prepared in connection therewith (the "Deposit Materials") for the ViryaNet Product(s) (as such term is defined in the License Agreement) (the "ViryaNet Deposit Material") and for ClickSchedule Software (as such term is defined in that certain ClickSoftware License Agreement dated __________, 2001, entered into between Licensee and ClickSoftware) (the "ClickSoftware Deposit Materials"). ViryaNet and ClickSoftware desire Escrow Agent to hold in strict confidence the Deposit Materials, and, upon the occurrence of one or more events as provided in Paragraph 4 hereof, deliver the Deposit Materials (or a complete and fully accurate copy thereof) to Licensee or ViryaNet, as applicable, in accordance with the terms hereof.

         Now, therefore, in consideration of the foregoing, of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DELIVERY BY VIRYANET. ViryaNet shall be solely responsible for delivering to Escrow Agent the ViryaNet Deposit Materials concurrently with the exeuction of this Agreement. Escrow Agent shall hold the ViryaNet Deposit Materials in accordance with the terms hereof and shall have no obligation to verify the completeness or accuracy of the ViryaNet Deposit Materials. Escrow Agent shall deposit and preserve all ViryaNet Deposit Materials in a locked, secured, and environmentally safe location within its facilities. Escrow Agent shall, at all times, retain the ViryaNet Deposit Materials in strictest confidence and shall not open, release or disclose the ViryaNet Deposit Materials, except as expressly set forth in this Escrow Agreement.

1A. DELIVERY BY CLICKSOFTWARE. ClickSoftware has previously delivered to Escrow Agent the ClickSoftware Deposit Materials. Escrow Agent shall hold the ClickSoftware Deposit Materials in accordance with the terms hereof and shall have no obligation to verify the completeness or accuracy of the ClickSoftware Deposit Materials. Escrow Agent shall deposit and preserve all ClickSoftware Deposit Materials in a locked, secured, and environmentally safe location within its facilities. Escrow Agent shall, at all times, retain the ClickSoftware Deposit Materials in strictest confidence and shall not open, release or disclose the ClickSoftware Deposit Materials, except as expressly set forth in this Escrow Agreement.

2. DUPLICATION; UPDATES.

2.1 Escrow Agent may duplicate the Deposit Materials by any means in order to comply with the terms and provisions of this Agreement, provided that Licensee shall bear the expense of duplication. Alternatively, Escrow Agent, by notice to ViryaNet and/or ClickSoftware, as applicable, may reasonably require ViryaNet and/or ClickSoftware, as applicable to promptly duplicate the Deposit Materials.

2.2 Updates to the Deposit Materials will take place when the original Deposit Materials are updated with any New Releases, Options, Enhancements or Updates (each a "Deposit Update"). All Deposit Updates shall be listed on a new Schedule B and the new Schedule B shall be signed by ViryaNet and/or ClickSoftware, as applicable. Each Schedule C will be held and maintained separately within the escrow account. All references in this agreement to the Deposit Materials shall include the initial Deposit Materials and any Deposit Updates.

3. NOTIFICATION OF DEPOSITS. Simultaneous with the delivery to Escrow Agent of the Deposit Materials, as the case may be, both ViryaNet and ClickSoftware, each with respect to its Deposit Materials, shall deliver to Escrow Agent and to Licensee a written statement specifically identifying all items and stating that the Deposit Materials have been inspected by ViryaNet or ClickSoftware, each with respect to its own Deposit Material, and are complete and accurate in all material respects. Escrow Agent shall, within ten (10) business days of receipt of any Deposit Materials, send notification to ViryaNet or ClickSoftware, as applicable, and Licensee that it has received from ViryaNet and/or ClickSoftware, as applicable such Deposit Materials.

4. DELIVERY BY ESCROW AGENT

4.1 Release by Escrow Agent to Licensee. Escrow Agent shall release the ViryaNet Deposit Materials, or a complete and fully accurate copy thereof, to Licensee in the event any of the following events occur:

         (a) The CEO of ViryaNet notifies Escrow Agent in writing, accompanied by a Board Resolution of ViryaNet authorizing the same, to effect such release and delivery to Licensee at a specific address, the notification being accompanied by a check payable to Escrow Agent in the amount of one hundred dollars ($100.00); or

         (b) If ViryaNet has availed itself, or been subjected to, by any third party, a proceeding in bankruptcy in which ViryaNet is the named debtor, an assignment by ViryaNet for the benefit of its creditors, the appointment of a receiver for ViryaNet or any other proceeding involving insolvency or the protection of, or from creditors, and same has not been discharged or terminated without any prejudice to Licensee's rights or interest under the License Agreement within forty-five (45) days; or if ViryaNet has ceased its on-going business operations, maintenance or other support of the relevant ViryaNet Product for more than forty-five (45) days; or

         (c) A written demand from a court of appropriate jurisdiction that the Deposit Materials be released and delivered to Licensee.

Notwithstanding anything contained in this Section 4.1 to the contrary, Escrow Agent shall not release the ViryaNet Deposit Materials upon the occurrence of the following events (i) a merger of ViryaNet with a third party, (ii) the sale of all or substantially all of the assets of ViryaNet to any third party, or
(iii) an acquisition of the share capital of ViryaNet by any third party, provided that such third party mentioned in (i), (ii) or (iii) above shall continue to provide or be capable of providing support and maintenance for the ViryaNet Product(s) in the reasonable determination of Licensee.

For any release of the ViryaNet Deposit Materials to Licensee, Licensee, will provide Escrow Agent with specific delivery instructions and an initial check payable to Escrow Agent in the amount of one hundred dollars ($100) (collectively a "ViryaNet Delivery Demand").

4.2 Release by Escrow Agent to ViryaNet. Escrow Agent shall release (the ClickSoftware Deposit Materials, or a complete and fully accurate copy thereof, to ViryaNet (provided none of the events specified in Section 4.1 above have occurred) in the event any of the following event occurs:

         (a) The CEO of ClickSoftware notifies Escrow Agent in writing, accompanied by a Board Resolution of ClickSoftware authorizing the same, to effect such release and delivery to ViryaNet at a specific address, the notification being accompanied by a check payable to Escrow Agent in the amount of one hundred dollars ($100.00); or

         (b) If ClickSoftware has availed itself, or been subjected to, by any third party, a proceeding in bankruptcy in which ClickSoftware is the named debtor, an assignment by ClickSoftware for the benefit of its creditors, the appointment of a receiver for ClickSoftware or any other proceeding involving insolvency or the protection of, or from creditors, and same has not been discharged or terminated without any prejudice to Licensee's rights or interest under the License Agreement within forty-five (45) days; or if ClickSoftware has ceased its on-going business operations, maintenance or other support of the Clickschedule Software for more than forty-five (45) days; or

         (c) A written demand from a court of appropriate jurisdiction that the ClickSoftware Deposit Materials be released and delivered to ViryaNet.

Notwithstanding anything contained in this Section 4.2 to the contrary, Escrow Agent shall not release the ClickSoftware Deposit Materials upon the occurrence of the following events (i) a merger of ClickSoftware with a third party, (ii) the sale of all or substantially all of the assets of ClickSoftware to any third party, or (iii) an acquisition of the share capital of ClickSoftware by any third party, provided that such third party mentioned in (i), (ii) or (iii) above shall continue to provide or is capable of providing the support and maintenance for ClickSchedule Software in the reasonable determination of Licensee, provided that if ViryaNet shall dispute such determination the parties agree to submit the dispute to arbitration, and the provision of Section 4.3(a) shall apply.

If any of the events specified in Section 4.2 shall have occurred after the occurrence of any of the events specified in Section 4.1, the ClickSoftware Deposit Material shall be released to Licensee and not to ViryaNet, and all reference in this Agreement to ViryaNet with respect to the ClickSoftware Deposit Material shall be changed to Licensee.

For any release of the ClickSoftware Deposit Materials to ViryaNet, ViryaNet will provide Escrow Agent with specific delivery instructions and an initial check payable to Escrow Agent by Licensee in the amount of one hundred dollars ($100) (collectively a "ClickSoftware Delivery Demand").

4.3 If the provisions of Paragraph 4.1(a) or 4.1(c) are satisfied, Escrow Agent shall, within five (5) business days after receipt of the notification, deliver the ViryaNet Deposit Materials in accordance with the ViryaNet Delivery Demand.

         If the provisions of Paragraph 4.1(b) are met, Escrow Agent shall, within five (5) business days after the occurance of any of the events specified in Paragraph 4.1(b), send to ViryaNet copies of such documents. ViryaNet shall have thirty (30) days from the date on which ViryaNet receives such documents ("ViryaNet Objection Period") to notify Escrow Agent of its objection ("ViryaNet Objection Notice") to the release of the ViryaNet Deposit Materials to Licensee and to request that the issue of Licensee's entitlement to a copy of the ViryaNet Deposit Materials be submitted to arbitration in accordance with the following provisions:

         (a) If ViryaNet shall send an Objection Notice to Escrow Agent during the ViryaNet Objection Period, the matter shall within ten (10) days of ViryaNet's Objection Notice, be submitted to, and settled by arbitration by, a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association. The arbitrators shall apply New York Law and render their decision in writing. At least one (1) arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be confidential, binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by Escrow Agent, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration; provided, however, if the arbitration is settled prior to a decision by the arbitrators, ViryaNet and Licensee shall each pay fifty percent (50%) of all such costs unless the withdrawing party shall otherwise agree. As between ViryaNet and Licensee all costs of the arbitration incurred by the prevailing party, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration unless the arbitrators shall otherwise dictate in their written arbitration decision.

         (b) ViryaNet may, at any time prior to the commencement of arbitration proceedings, notify Escrow Agent that ViryaNet has withdrawn the ViryaNet Objection Notice. Upon receipt of any such notice from ViryaNet, Escrow Agent shall reasonably promptly deliver the ViryaNet

Deposit Materials to Licensee in accordance with the instructions specified in the ViryaNet Delivery Demand, and notwithstanding any of the provisions herein ViryaNet shall pay for all costs of the arbitration incurred by Licensee or the Escrow Agent until that point.

         (c) If, at the end of the Objection Period, Escrow Agent has not received an Objection Notice from ViryaNet, then Escrow Agent shall reasonably promptly deliver the ViryaNet Deposit Materials to Licensee in accordance with the instructions specified in the ViryaNet Delivery Demand. Both ViryaNet and Licensee agree that Escrow Agent shall not be required to deliver such ViryaNet Deposit Materials until all such fees then due Escrow Agent have been paid.

         (d) In the event that the ViryaNet Deposit Materials are released to Licensee in conformity with this Paragraph 4, Licensee will receive a royalty-free perpetual, non-exclusive license to use, copy, maintain, update, modify and create derivate work from the ViryaNet Deposit Materials solely for the purposes of providing support and maintenance to the ViryaNet Product(s). Licensee shall not be permitted to license or sublicense the ViryaNet Deposit Materials to any third party or (ii) utilize the ViryaNet Deposit Materials for any commercial purposes not contemplated by the License Agreement. This paragraph and the rights granted to Licensee hereunder shall survive the termination of this Agreement.

4.4 If the provisions of Paragraph 4.2 (a) or 4.2 (c) are satisfied, Escrow Agent shall, within five (5) business days after receipt of the notification, deliver the ClickSoftware Deposit Materials to ViryaNet in accordance with the ClickSoftware Delivery Demand.

         If the provisions of Paragraph 4.2(b) are met, Escrow Agent shall, within five (5) business days after the occurrence of any of the events specified in Paragraph 4.2(b), send to ClickSoftware copies of such documents. ClickSoftware shall have thirty (30) days from the date on which ClickSoftware receives such documents ("ClickSoftware Objection Period") to notify Escrow Agent of its objection ("ClickSoftware Objection Notice") to the release of the ClickSoftware Deposit Materials to ViryaNet and to request that the issue of Licensee's entitlement to a copy of the ClickSoftware Deposit Materials be submitted to arbitration in accordance with the following provisions:

         (a) If ClickSoftware shall send a ClickSoftware Objection Notice to Escrow Agent during the ClickSoftware Objection Period, the matter shall within ten (10) days of ClickSoftware's Objection Notice, be submitted to, and settled by arbitration by, a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association. The arbitrators shall apply New York Law and render their decision in writing. At least one (1) arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be confidential, binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by Escrow Agent, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration; provided, however, if the arbitration is settled prior to a decision by the arbitrators, ClickSoftware and ViryaNet shall each pay fifty percent of all such costs unless the withdrawing party shall otherwise agree. As between ClickSoftware and ViryaNet all costs of the arbitration incurred by the prevailing party, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration unless the arbitrators shall otherwise dictate in their written arbitration decision.

         (b) ClickSoftware may, at any time prior to the commencement of arbitration proceedings, notify Escrow Agent that ClickSoftware has withdrawn the ClickSoftware Objection Notice. Upon receipt of any such notice from ClickSoftware, Escrow Agent shall reasonably promptly deliver the ClickSoftware Deposit Materials to ViryaNet in accordance with the instructions specified in the ClickSoftware Delivery Demand.

         (c) If, at the end of the ClickSoftware Objection Period, Escrow Agent has not received a ClickSoftware Objection Notice from ClickSoftware, then Escrow Agent shall reasonably promptly deliver the ClickSoftware Deposit Materials to ViryaNet in accordance with the instructions specified in the ClickSoftware Delivery Demand. Both ClickSoftware and ViryaNet agree that Escrow Agent shall not be required to deliver such ClickSoftware Deposit Materials until all such fees then due Escrow Agent have been paid.

         (d) In the event that the ClickSoftware Deposit Materials are released to ViryaNet in conformity with this Paragraph 4, ViryaNet will receive a royalty free perpetual, non-exclusive license to use, copy, maintain, update, modify and create derivate work from the ClickSoftware Deposit Materials solely for the purposes of providing support and maintenance to Licensee. ViryaNet shall not be permitted to license or sublicense the ClickSoftware Deposit Materials to any third party or utilize the ClickSoftware Deposit Materials for any commercial purposes not contemplated by the License Agreement. This paragraph and the rights granted to ViryaNet and/or to Licensee hereunder shall survive the termination of this Agreement.

4.5 Escrow Agent shall release and return the Deposit Materials to ViryaNet and ClickSoftware, as applicable, upon termination of this Agreement in accordance with Paragraph 7 hereof.

4.6 In the event of the occurrence of both the circumstances described in Paragraphs 4.2 and 4.3, above, Licensee shall be entitled to use and access all of the ClickSoftware Deposit Materials (in addition to any rights Licensee may have in the ViryaNet Deposit Materials) in accordance with the provisions of Paragraph 4.4(d), as if Licensee was the contemplated recipient of the ClickSoftware Deposit Materials thereunder.

5. INDEMNITY. With the exception of misrepresentation, negligence or intentional misconduct on the part of Escrow Agent, its directors, officers, agents, employees or stockholders, ViryaNet, ClickSoftware and Licensee shall, jointly and severally, indemnify and hold harmless Escrow Agent and each of its directors, officers, agents, employees and stockholders ("Escrow Agent Indemnities") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any Escrow Agent Indemnitee in connection with this Agreement or the performance of Escrow Agent or any Escrow Agent Indemnitee hereunder. IN NO EVENT SHALL VIRYANET, CLICKSOFTWARE OR LICENSEE BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR

CONSEQUENTIAL DAMAGES EVEN IF VIRYANET, CLICKSOFTWARE OR LICENSEE SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6. DISPUTES AND INTERPLEADER.

6.1 Escrow Agent may submit any dispute under this Agreement (other than a matter submitted by the parties as described in Section 4 of this Agreement after Escrow Agent's receipt of a ViryaNet Objection Notice and/or ClickSoftware Objection Notice, as applicable) to any court of competent jurisdiction in an interpleader or similar action.

6.2 Escrow Agent shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

7. TERM AND RENEWAL.

7.1 Unless the ViryaNet Deposit Materials or the ClickSoftware Deposit Materials are required under the terms hereof to be released to Licensee, the term of this Agreement shall be identical to the term of the License Agreement and shall terminate upon the termination of the License Agreement.

7.2 Licensee, ClickSoftware and ViryaNet may collectively agree to terminate this Agreement, at any time, by mutual written agreement. Upon such termination, Escrow Agent shall return all the ViryaNet Deposit Materials in its possession to ViryaNet and all ClickSoftware Deposit Materials in its possession to ClickSoftware.

7.3 Escrow Agent may terminate its obligations under this Agreement upon ninety
(90) days prior written notice to Licensee

7.4 In the event of termination of this Agreement in accordance with Paragraph 7(a) hereof, Licensee shall pay all fees due Escrow Agent and shall promptly notify ViryaNet and ClickSoftware that this Agreement has been terminated.

8. FEES. Licensee shall pay to Escrow Agent the applicable fees in accordance with Schedule C as compensation for Escrow Agent's services under this Agreement. The first year fees are due upon receipt of the signed contract or Deposit Materials, whichever comes first, and shall be paid in U.S. Dollars.

8.1 PAYMENT. Escrow Agent shall issue an invoice to Licensee following execution of this Agreement ("Initial Invoice") and in connection with the performance of any additional services hereunder. Payment is due upon receipt of invoice. All fees and charges are exclusive of, and Licensee is responsible for the payment of, all sales, use and like taxes. Escrow Agent shall have no obligations under this Agreement until the Invoice has been paid in full by Licensee.

8.2 NONPAYMENT. In the event of non-payment of any fees or charges invoiced by Escrow Agent, Escrow Agent shall give notice of non-payment of any fee due and payable hereunder to

Licensee and, in such an event, the Licensee shall have the right to pay the unpaid fee within ten (10) days after receipt of notice from Escrow Agent. If Licensee fails to pay in full all fees due during such ten (10) day period, Escrow Agent shall give notice of non-payment of any fee due and payable hereunder to ViryaNet and ClickSoftware and, in such event, ViryaNet and ClickSoftware shall have the right to pay the unpaid fee within ten (10) days of receipt of such notice from Escrow Agent. Upon payment of the unpaid fee by either the ViryaNet, ClickSoftware or Licensee, as the case may be, this Agreement shall continue in full force and effect until the end of the applicable term. Failure to pay the unpaid fee under this Paragraph 8(b) by ViryaNet, ClickSoftware and Licensee shall result in termination of this Agreement.

9. OWNERSHIP OF DEPOSIT MATERIALS. The parties recognize and acknowledge that ownership of the ViryaNet Deposit Materials shall remain with ViryaNet at all times and that ownership of the ClickSoftware Deposit Materials shall remain with ClickSoftware at all times, provided, however, that nothing contained herein shall be deemed to limit the right of ViryaNet and/or Licensee, as applicable, pursuant to Paragraphs 4.3(d) or 4.4(d) hereunder.

10. NOTICES. The parties hereto acknowledge that notices and service of legal process shall be considered to be validly delivered if received by the appropriate party by personal hand delivery, overnight mail service or certified or registered mail, return receipt requested, postage prepaid, at the addresses set forth below, unless a party notifies the others in writing of a different address.

IF TO LICENSEE:
---------------

Viasource Communications, Inc.
200 E. Broward Boulevard, Suite 2100
Fort Lauderdale, FL  33301
Attn: Gerry Thorning
Fax: (954) 525-1868
    --------------------------------

with a copy to:

Akerman, Senterfitt & Eidson, P.A.
One SouthEast Third Avenue
Suite 2800
Miami, Florida 33131
Attn: Bradley D. Houser, Esq.
Fax: (305) 374-5095

IF TO CLICKSOFTWARE:
-------------------

ClickSoftware, Inc.
655 Campbell Technology Parkway, Suite 250
Campbell, CA 95008
Attn: General Counsel
Tefax:
      ------------------------------

IF TO VIRYANET:
--------------

ViryaNet, Inc.
2 Willow Street, Southborough
MA 01745-1027
Attn: VP North America Sales
Attn: General Counsel
Telefax: (508) 490 8666

IF TO ESCROW AGENT:

Fort Knox Escrow Services, Inc.
2100 Norcross Parkway, Suite 150,
Norcross, GA  30071
Attn: Mr. Chris Smith
Telefax: (770) 239 9201

11. MISCELLANEOUS.

         (a) REMEDIES. Except for material breach, misrepresentation, negligence or intentional misconduct, Escrow Agent shall not be liable to ViryaNet or to Licensee for any act, or failure to act, by Escrow Agent in connection with this Agreement. Any liability of Escrow Agent regardless of the cause shall be limited to the fees exchanged under this Agreement. Escrow Agent will not be liable for special, indirect, incidental or consequential damages hereunder.

         (b) NATURAL DEGENERATION; UPDATES. In addition, the parties acknowledge that as a result of the passage of time alone, the Deposit Materials are susceptible to loss of quality ("Natural Degeneration"). It is further acknowledged that Escrow Agent shall have no liability or responsibility to any person or entity for any Natural Degeneration provided Escrow Agent complies with this Escrow Agreement.

         (c) PERMITTED RELIANCE AND ABSTENTION. Escrow Agent may rely and shall be fully protected in acting or refraining from acting upon any notice or other document believed by Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or entity. Escrow Agent shall have no duties or responsibilities except those expressly set forth herein.

         (d) INDEPENDENT CONTRACTOR. Escrow Agent, ViryaNet, ClickSoftware and Licensee are independent contractors, and are not employees or agents of the other.

         (e) AMENDMENTS. This Agreement shall not be modified or amended except by another agreement in writing executed by the parties hereto.

         (f) ENTIRE AGREEMENT. This Agreement, including all exhibits hereto, supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and constitutes the entire agreement between the parties with respect to the matters contemplated herein. All exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein.

         (g) COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to its conflict of law principles.

         (h) CONFIDENTIALITY. Escrow Agent will hold and release the Deposit Materials only in accordance with the terms and conditions hereof, and will maintain the confidentiality of the Deposit Materials. In the event of release of the Deposit Materials to Licensee in accordance with this Agreement, Licensee and ViryaNet, as applicable, undertakes to maintain the confidentiality of the Deposit Materials in accordance with the license granted in this Agreement and in accordance with the confidentiality undertaking contained in the License Agreement.

         (i) NOTICES. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid. If delivered personally or by commercial overnight delivery service, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

         (j) SURVIVAL. Paragraphs 4.3(d), 4.4(d), 5, 6, 8, 9, and 11 shall survive any termination of this Agreement.

         (k) NO WAIVER. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         (l) SEVERABILITY . All terms and conditions of this Agreement are severable. If any term or provision, or any portion thereof, of this Agreement is held to be invalid, illegal or unenforceable, the remaining portions shall not be affected.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF each of the parties has caused its duly authorized officer to execute this Agreement as of the date and year first above written.

ESCROW AGENT:
------------
FORT KNOX ESCROW SERVICES, INC.


By:
    ------------------------------------
Print Name:
            ----------------------------
Title:
       ---------------------------------


VIRYANET:
--------
VIRYANET, INC.


By:
    ------------------------------------
Print Name:
Title:


LICENSEE:
--------
VIASOURCE COMMUNICATIONS, INC.


By:
    ------------------------------------
Print Name:
Title:


CLICKSOFTWARE:
-------------
CLICKSOFTWARE, INC.


By:
    ------------------------------------
Print Name:
Title:

                          ESCROW AGREEMENT SCHEDULE "A"

The Fees to be paid by Licensee to Escrow Agent pursuant to the Escrow Agreement shall be as follows:

Initialization Fee (one time only)                                         $ 850
    ($765 for current clients)

Annual maintenance/storage fee
    includes two Deposit Material updates                                $ 1,000
    includes one cubic foot of storage space

Additional Updates                                                          $150
    (above two per year)

Additional Storage Space                                         $150/cubic foot

The following fees are payable by Licensee or ViryaNet as the case may be:

Due Upon Licensee's or ViryaNet's
Request for Release of Deposit Materials                $100 for initial two hrs
                                                   $50/hour for additional hours

A ten percent (10%) discount is credited towards the Initialization Fee for current Fort Knox clients. Fees due upon receipt of signed contract or Deposit Material, whichever comes first and shall be paid in U.S. Dollars. Thereafter, fees shall be subject to their current pricing, provided that such prices shall not increase by more than ten percent (10%) per year. An invoice for all renewal fees will be issued on the anniversary of the initial invoice.

                          ESCROW AGREEMENT SCHEDULE "B"

B1.      PRODUCT NAME: ViryaNet Service Hub, including the following modules:
         ViryaNet Service Portal, ViryaNet Service Intelligence, ViryaNet Service Process, ViryaNet mService Gateway, ViryaNet Mobile Suite, ViryaNet Service Suite (excluding Depot Repair), ViryaNet Service Engine, and ViryaNet Integration Server.

Version #:
           ---------------------------

Prepared and Confirmed by:
                          -----------------------------------------------------

Title:                                   Date:
       --------------------------------       ---------------------------------

Signature:
           --------------------------------------------------------------------

TYPE OF DEPOSIT:

         [X] Initial Deposit

              Special Instructions:
                                   --------------------------------------------


Items Deposit:                          Quantity                     Media Type                   Description of Material
--------------                          --------                     ----------                   -----------------------

A)                               B)                            C)                            D)
        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------


B2.      PRODUCT NAME: ClickSchedule

Version #: 6.1

Prepared and Confirmed by:
                          -----------------------------------------------------

Title:                                   Date:
       --------------------------------       ---------------------------------

Signature:
           --------------------------------------------------------------------

TYPE OF DEPOSIT:

         [X] Initial Deposit

              Special Instructions:
                                   --------------------------------------------


Items Deposit:                          Quantity                     Media Type                   Description of Material
--------------                          --------                     ----------                   -----------------------

A)                               B)                            C)                            D)
        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------

        ---------------------          --------------------          -------------------          --------------------


                          ESCROW AGREEMENT SCHEDULE "C"

     [INSERT EXECUTED COPY OF LICENSE AND SUPPORT AND MAINTENANCE AGREEMENT]

                                   EXHIBIT "D"

                    CLICKSOFTWARE SUPPORT SERVICES PROVISIONS

The following describes the support and maintenance services (the "Support Services") that ClickSoftware, Inc. ("ClickSoftware") has agreed to provide to ViryaNet for ClickSoftware's ClickSchedule computer software (the "Product").

1.0 SUPPORT: Subject to Sections 4 and 5 below, ClickSoftware shall make available to ViryaNet the Support Services solely in connection with the Product, in accordance with the Support Procedure set forth below. ViryaNet agrees to use reasonable efforts to resolve internally any support questions prior to requesting Support Services from ClickSoftware pursuant to this Exhibit. ClickSoftware Software Support technicians shall be only obligated to respond to ViryaNet's designated primary and alternate contacts, who shall have been adequately trained on the Product, and who have sufficient technical expertise, training and/or experience. ViryaNet agrees to test, and if operable, accept and use all updates, amendments and alterations to the Product furnished by ClickSoftware hereunder, and to install and maintain for the duration of this Agreement a modem, associated dial-up network or internet access. ViryaNet shall allow suitable access as needed to the Product via this connection for the purpose of providing support services and will pay all telephone line use charges. ViryaNet shall maintain ClickSoftware supported versions of required third party software, if any.

2.0 SUPPORT PROCEDURE: ClickSoftware will make reasonable efforts to promptly log, research and resolve deviations in the Product and its configuration that ViryaNet identifies and that ClickSoftware substantiates. As used herein, "Deviation" means one or more reproducible deviations in the standard, unmodified Product from the applicable specifications shown in the documentation provided by ClickSoftware relating to the Product. ViryaNet will provide sufficient information to enable ClickSoftware to duplicate the Deviation before ClickSoftware's resolution obligations will commence. ClickSoftware will not be required to correct any Deviation to the extent caused by: (a) any part thereof other than any of such as contained in or made a part of the ViryaNet Product(s); (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Product or related data;
(c) the failure to provide a suitable installation environment; (d) use of the Product for other than the specific purpose for which the Product is designed;
(e) use of the Product on any systems other than the specified hardware platform for such Product; (f) use of defective media or defective duplication of the Product; or (g) failure to incorporate any Update (as defined below) previously released by ClickSoftware, which corrects such Deviation.

3.0 CLASSIFICATION: Provided Deviation reports are received by ClickSoftware during ClickSoftware's business hours (8am - 5pm local time), excluding holidays and weekends, ClickSoftware shall classify the Deviation in accordance with the Deviation Description and corresponding Priority set forth in the table below, and will use reasonable commercial efforts to communicate with ViryaNet about the Deviation, via telephone or e-mail within the following targeted response times:


                                                                            Contact
                                                                            Response
                                                                            Time
Priority       Deviation Description                                        Gold Plan
--------       ---------------------                                        ---------
1              Fatal (no useful work can be done).                           2 hours

2              Severe Impact (Functionality disabled): Errors that result    4 hours
               in a lack of application functionality or cause
               intermittent system failure.




                                                                            Contact
                                                                            Response
                                                                            Time
Priority       Deviation Description                                        Gold Plan
--------       ---------------------                                        ---------
3              Degraded Operations: Errors causing malfunction f            1 working day
               non-critical functions.

4              Minimal Impact: Attributes and/or options to utility         Future release,
               programs do not operate as stated.                           on a business
                                                                            justifiable basis

5              Enhancement Request.                                         When applicable


4.0 AFTER HOURS: After hours support is available for Deviation reports received by ClickSoftware after ClickSoftware's business hours (5pm and 8am local time), including holidays and weekends. ClickSoftware shall classify the Deviation in accordance with the Deviation Description and attendant Priority set forth in the table below, and will use reasonable commercial efforts to communicate with ViryaNet about the Deviation, via telephone or e-mail within the following targeted response times:


                                                                            Contact
                                                                            Response
                                                                            Time
Priority       Deviation Description                                        Gold Plan
--------       ---------------------                                        ---------
1            Fatal (no useful work can be done).                            2 hours

2            Severe Impact (Functionality disabled): Errors that            4 hours
             result in a lack of application functionality or cause
             intermittent system failure.

3            Degraded Operations: Errors causing malfunction of             1 working day
             non-critical functions.

4            Minimal Impact: Attributes and/or options to utility           Future release,on
             programs do not operate as stated.                             a business
                                                                            justifiable basis

5            Enhancement Request.                                           When applicable


5.0 REASONABLE EFFORTS: Without limiting ClickSoftware's obligations set forth herein, ClickSoftware will use reasonable commercial efforts to promptly log, research and resolve each significant Deviation by providing either a reasonable workaround, a maintenance update or a specific action plan. ClickSoftware reserves the right to charge ViryaNet additional fees at its then standard rates for services performed in connection with reported Deviations which are later determined to have been due to hardware or software not supplied or supported by ClickSoftware.

6.0 ViryaNet will appoint and identify to ClickSoftware two (2) individuals to act as official points of contact with ClickSoftware regarding support, and all of ViryaNet's support questions will flow through these particular individuals. All support to ViryaNet will be provided to these individuals only. ClickSoftware will be notified in writing by ViryaNet as to the identity of these two (2) individuals, who will be provided unlimited technical support via telephone and email seven days per week and twenty-four (24) hours per day.

7.0 LIMITATION: ClickSoftware will not be responsible for any support required as a result of changes to the applicable Product or its environment that are not made or authorized by ClickSoftware in accordance with the terms of that certain Master Agreement, entered into between ClickSoftare and ViryaNet dated ___________________, or use of other than the then-current release of the Product or the version just prior to the most current version, running on the most current version of the Operating

System specified in the ClickSoftware Corporate Policy on Product Versions and Operating System Support, which is updated at least once a year.

8.0 UPDATES: During the Support Term (as defined below), ViryaNet shall be entitled to receive, free of charge, Updates to the Product and Documentation released by ClickSoftware to its ViryaNet. As used herein, "Update" means a new version of the Product that ClickSoftware distributes free of charge to its ViryaNet f the Product to correct errors or to provide enhancements to the Product. "Update" does not include any modifications or enhancements that represent a new product, as determined by ClickSoftware in its sole discretion. ClickSoftware shall support only the most current version of the Product or the version just prior to the most current version, running on the most current version of the Operating System specified in the ClickSoftware Corporate Policy on Product Versions and Operating System Support which is updated at least once a year.

9.0 TRAVEL TIME: ClickSoftware and Viryanet anticipate that the Support Services provided under the terms of this contract shall be provided from ClickSoftware's facilities. Should ViryaNet require that Support Services be provided on ViryaNet's site which, in the opinion of ClickSoftware, may be sufficiently provided from ClickSoftware's facilities, actual travel time incurred shall be treated as ordinary Support Services under the terms of this Exhibit.

10.0 SUPPORT TERM: The term of any support services provided under Section 1.0 shall be twelve (12) months from the date agreed to by ViryaNet for the commencement of such services (the "Support Term"). Such Support Term shall automatically renew, and all applicable fees shall be due, at the commencement of each successive twelve (12) month period unless ViryaNet notifies ClickSoftware no less than sixty (60) days prior to the end of the then current term.

11.0 REINSTATEMENT OF SUPPORT SERVICES: If ViryaNet notifies ClickSoftware of cancellation of support services, ClickSoftware's obligations to provide new versions as outlined in Section 8.0 above shall be cancelled. ViryaNet may elect to renew support services after cancellation by paying any support fees that would have otherwise been paid during the cancellation period. A System Certification Fee may apply as part of the renewal process.

12.0 REIMBURSABLE EXPENSES: ViryaNet shall promptly reimburse ClickSoftware for any reasonable out-of-pocket expenses incurred by ClickSoftware in connection with providing services to ViryaNet. All travel and telecommunication charges are considered out-of-pocket expenses. All such expenses will be billed as incurred.

                                   EXHIBIT "E"

                         CLICKSOFTWARE LICENSE AGREEMENT

This CLICKSOFTWARE LICENSE AGREEMENT ("ClickSoftware Agreement") is entered into by and between ClickSoftware, Inc. with its principal place of business 655 Campbell Technology Parkway, Suite 250, Campbell, California 95008 ("CLICKSOFTWARE") and Viasource Communications, Inc. with its principal place of business at 200 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33301 ("LICENSEE"), and includes any Exhibits, which are attached hereto and incorporated herein by reference.

WHEREAS, LICENSEE has entered into a License and Support and Maintenance Agreement with ViryaNet, Inc. dated April 5, 2001 (the "License Agreement") to which this ClickSoftware Agreement is attached; and

WHEREAS, CLICKSOFTWARE is in the business of developing, marketing, licensing and distributing proprietary CLICKSOFTWARE computer software programs together with performance of related support services on a worldwide basis, and

WHEREAS, LICENSEE wishes to obtain the right to use certain CLICKSOFTWARE software ClickSoftware Products,

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth below, the parties agree as follows:

1.0 DEFINITIONS.

1.1 Capitalized terms not defined herein shall have the meanings ascribed to them as contained in the License Agreement.

1.2 "Designated System" shall mean LICENSEE's computer hardware and operating system designated on Schedule A to be used with the ClickSoftware Product.

1.3 "ClickSoftware Product" shall mean the computer software program(s) listed in Schedule A in object code form, related documentation, user manuals, patches, workarounds, bug fixes, upgrades, updates, enhancements and modifications provided by CLICKSOFTWARE in performance of Support Services under this ClickSoftware Agreement.

1.4 "Scheduled Resources" shall mean the number of LICENSEE employees, delivery vehicles and/or other unique named resources in the ClickSoftware Product database listed in Schedule A.

2.0 RESERVED

3.0 GRANT OF LICENSE TO USE THE CLICKSOFTWARE PRODUCT.

3.1 GRANT: Effective upon payment of applicable license fees, CLICKSOFTWARE hereby grants to LICENSEE and its subsidiaries and Affiliates a non-exclusive, perpetual, non-transferable license to use the ClickSoftware Product and any related documentation provided by CLICKSOFTWARE. Effective upon payment therefore, LICENSEE may make five (5) copies of the ClickSoftware Product, excluding documentation, for a test environment, archival or back-up purposes only.

3.2 RESTRICTIONS: Except as may be permitted, LICENSEE shall not modify, enhance, translate, reverse engineer, decompile, disassemble or create derivative works based upon the ClickSoftware Product, or otherwise attempt to derive source code from the ClickSoftware Product (except to the extent that such acts may not be prohibited under applicable law), and no rights with respect to ClickSoftware Product source code are granted.

4.0 AUDIT RIGHTS.

4.1 PRODUCT AND SUPPORT SERVICES PRICING: LICENSEE shall make payment to ViryaNet, Inc. for ClickSoftware Product described in Schedule A of the License Agreement.

4.2 PAYMENT TERMS: Payment of fees under this ClickSoftware Agreement shall be made by LICENSEE directly to ViryaNet due in accordance with Exhibit A of the License Agreement.

4.3 ACCEPTANCE: All shipments and all shipping and other charges shall be deemed correct unless CLICKSOFTWARE receives from LICENSEE, no later than thirty (30) days after LICENSEE's receipt of a given shipment, a written notice specifying the shipment, the purchase order number, and the nature of the discrepancy between the order and the shipment or the nature of the discrepancy in the shipping or other charges, as applicable.

4.4 AUDIT: CLICKSOFTWARE may, at its expense, audit LICENSEE's use of ClickSoftware Products and authorized Scheduled Resources. Any such audit shall be conducted during regular business hours at LICENSEE's facilities and shall not unreasonably interfere with LICENSEE's business. Audits shall be conducted no more than one (1) time per year. If an audit reveals that LICENSEE has underpaid applicable license fees to CLICKSOFTWARE, LICENSEE shall be invoiced for such underpaid fees, which shall be due and payable within thirty (30) days of receipt of such invoice. If the underpaid fees are in excess of five percent (5%), LICENSEE shall reimburse CLICKSOFTWARE for all reasonable costs incurred to conduct the audit. If any audit reveals that LICENSEE has overpaid applicable license fees to CLICKSOFTWARE, CLICKSOFTWARE shall refund any overpayments within thirty (30) days of conducting such audit. Notwithstanding the foregoing, LICENSEE shall have the option, at its expense, to request that the audit be performed by a mutually agreed upon independent auditor. Any information acquired by CLICKSOFTWARE pursuant to this paragraph shall be considered "Confidential Information" of LICENSEE pursuant to Section 8 hereunder.

5.0 MARKETING AND PROMOTIONAL ACTIVITIES.

5.1 CONSENT: Upon prior written consent of the other party, LICENSEE and CLICKSOFTWARE may each use the other party's trademarks, logos and/or tradenames in their advertising and printed materials, which written consent shall not be unreasonably withheld.

5.2 USE OF TRADEMARK: Each party agrees to clearly display an acknowledgment of the other party's ownership of its trademarks, logos and tradenames. LICENSEE agrees to include the CLICKSOFTWARE trademarks, logos and/or tradenames on all use of ClickSoftware Product, copies of ClickSoftware Product, advertisements, brochures, "Powered by" log on web page, and other appropriate documentation. LICENSEE shall not alter, remove, modify or otherwise impair the appearance of CLICKSOFTWARE's trademark as it is displayed by use of ClickSoftware Product as supplied by CLICKSOFTWARE.

5.3 MARKETING: LICENSEE and CLICKSOFTWARE shall cooperate with each other so that each party may issue a press release concerning this ClickSoftware Agreement, provided that each party must approve in writing any press release prior to its release.

6.0 TERM.

         This ClickSoftware Agreement shall be effective upon execution by both parties ("Effective Date") and shall continue in full force and effect unless and until terminated in accordance with the provisions of Section 12 (Termination) of this ClickSoftware Agreement.

7.0 INTELLECTUAL PROPERTY RIGHTS.

7.1 CLICKSOFTWARE PRODUCT OWNERSHIP: LICENSEE acknowledges and agrees that the ClickSoftware Product, including any patches, workarounds, updates, upgrades, enhancements and modifications thereto provided to LICENSEE as Support Services, and all trade secret, copyright, patent, trademark, trade name and other intellectual and proprietary rights therein, are and at all times shall remain the property of CLICKSOFTWARE and subject to the terms and conditions of this ClickSoftware Agreement.

7.2 PROPRIETARY NOTICES: LICENSEE shall not remove any copyright, trademark or other proprietary rights notices of CLICKSOFTWARE on any ClickSoftware Product.

8.0 CONFIDENTIALITY.

8.1 GENERAL: Each party acknowledges that during the term of this ClickSoftware Agreement it shall be entrusted with certain Confidential Information of the other party that should reasonably have been understood by the receiving party due to legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to the disclosing party and agrees that it shall use reasonable care to protect the confidentiality thereof, using at least the same measures it would use to protect its own similar information and for a period of three (3) years after termination of this

ClickSoftware Agreement shall not (a) use such Confidential Information for any purpose except the performance of this ClickSoftware Agreement, or (b) disclose any such Confidential Information to any person (except employees or agents on a need-to-know basis where such persons have agreed to be bound in writing to obligations of confidentiality), unless such disclosure is authorized by the other party in writing, or (c) disclose any such Confidential Information required by court or judicial order without first informing the other party and cooperating with such other party if such other party shall contest such disclosure.

8.2 EXCEPTIONS: The obligations of each party under this Section 8 shall not apply to information that (i) was in a party's possession without confidentiality restriction prior to disclosure; (ii) was generally known in the trade or business in which it is practiced by the receiving party at the time of disclosure, or becomes so generally known after such disclosure, through no act of the receiving party; (iii) has come into the possession of the receiving party rightfully from a third party without obligation of confidentiality; or
(iv) was developed by the receiving party independently of and without reference to Confidential Information, as demonstrated by documentary evidence.

9.0 WARRANTIES.

9.1 POWER AND AUTHORITY: Each party warrants to the other party that it has sufficient right and authority to enter into this ClickSoftware Agreement, and to grant the rights and assume all their respective rights and obligations set forth herein.

9.2 CLICKSOFTWARE PRODUCT WARRANTIES

         9.2.1 MEDIA: CLICKSOFTWARE warrants that the media on which the ClickSoftware Product shall be provided under normal use shall be free from defects in materials and workmanship for a period of thirty (30) days after delivery and if the media is found to be defective, CLICKSOFTWARE shall be allowed, at the option of CLICKSOFTWARE, to repair or replace such defective media at no charge.

         9.2.2 DOCUMENTATION: CLICKSOFTWARE warrants that the ClickSoftware Product shall perform substantially in accordance with the applicable documentation published and provided by CLICKSOFTWARE to LICENSEE for a period of thirty (30) days after delivery. In the event that LICENSEE notifies CLICKSOFTWARE in writing specifying in reasonable detail how the ClickSoftware Product fails to meet such warranty, CLICKSOFTWARE shall, at CLICKSOFTWARE's discretion, repair or replace the ClickSoftware Product at no additional charge. Any and all such repair services shall be in accordance with the Support Services set forth on Exhibit B of the License Agreement. In the event CLICKSOFTWARE is unable to repair or replace the ClickSoftware Product so that the ClickSoftware Product performs substantially in accordance with the applicable documentation within ninety (90) days of LICENSEE's notification then LICENSEE shall be entitled to a full refund of of all amounts paid by LICENSEE for the ClickSoftware Product and any support and maintenance related thereto.

         9.2.3 DATE DATA COMPLIANCE: CLICKSOFTWARE warrants that the ClickSoftware Product shall conform in all material respects to: (a) correctly and unambiguously handle and process date information, including, but not limited to, accepting date input, providing date output, storing and retrieving dates and the ability to perform calculations on dates or portions of dates; (b) correctly process functions that are programmed to commence and/or end on a particular date, including but not limited to month-end year-end, leap year and any combinations thereof, irrespective of the change in the century identifier; (c) function accurately without interruption and without any change in operations and/or parameters associated with the advent of the new century; and (d) respond to two-digit year date input in a way that resolves the ambiguity as to the century in a disclosed, defined, predetermined manner; and to store and provide output of date information in ways that are unambiguous as to the century.

         9.2.4 INTELLECTUAL PROPERTY: CLICKSOFTWARE warrants that it is the developer and owner of the ClickSoftware Product, or that it has the authority to grant the licenses granted hereunder; and (b) CLICKSOFTWARE knows of no claim, litigation or proceeding pending or threatening with respect to the ClickSoftware Product; and (c) the ClickSoftware Product and its components and the use thereof in accordance with the terms and conditions of this Agreement, do not infringe or violate any patents, copyrights, trademarks, trade secrets or other intellectual property rights of any third party.

         9.2.5 NO DELETERIOUS PROGRAMS: CLICKSOFTWARE warrants that the ClickSoftware Product shall not contain any mechanism which may restrict LICENSEE'S ability to use the ClickSoftware Product including, without limitation, any: "viruses," "Trojan horses," "worms," "back doors," "time bomb," "drop dead device," or any other deleterious programmer code, which may restrict LICENSEE'S ability to use or access any of the ClickSoftware Product or data contained therein.

9.3 NO OTHER WARRANTIES: THE FOREGOING WARRANTY OF CLICKSOFTWARE IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

10.0 INTELLECTUAL PROPERTY INFRINGEMENT.

10.1 INDEMNITY: Subject to the limitations specified in this ClickSoftware Agreement (including without limitation those specified in Section 11 below), CLICKSOFTWARE agrees to defend, at its expense, any action brought against LICENSEE based upon a claim that the ClickSoftware Product (other than ClickSoftware Product modified by LICENSEE, without consent of CLICKSOFTWARE (the "Excluded Material")), the Documentation or any part thereof directly infringe any patent, copyright, trademark, trade secret, or any other intellectual property right; provided that LICENSEE notifies CLICKSOFTWARE in writing of such action. In the event of such an infringement claim, CLICKSOFTWARE shall, at its expense, either:

         10.1.1 procure for LICENSEE the right to continue using said ClickSoftware Product; or

         10.1.2 replace same with an equivalent non-infringing ClickSoftware Product, and extend this indemnity thereto; or

         10.1.3 modify the infringing ClickSoftware Product to make it non-infringing; or

         10.1.4 remove the infringing portion of the ClickSoftware Product.

10.2 DEFENSE AGAINST ACTION: CLICKSOFTWARE shall have the right to control the defense and/or settlement of such action and LICENSEE shall provide reasonable assistance to CLICKSOFTWARE in its defense thereof. Notwithstanding the foregoing, CLICKSOFTWARE shall have no obligation toward LICENSEE for any claim arising from the foregoing infringement indemnity if any ClickSoftware Product or deliverables (i) have been modified by a party other than CLICKSOFTWARE; (ii) used in combination with other items where such infringement would not have occurred but for such use in combination with such other items; or (iii) from failure of LICENSEE to use updated ClickSoftware Product provided by CLICKSOFTWARE to avoid such an infringement claim.

10.3 DISCLAIMER: THE FOREGOING STATES THE ENTIRE LIABILITY OF CLICKSOFTWARE AND THE SOLE REMEDY OF LICENSEE, FOR INFRINGEMENT OF ANY COPYRIGHT, PATENT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT WITH RESPECT TO ANY CLICKSOFTWARE PRODUCT OR SERVICES FURNISHED HEREUNDER.

11.0 LIMITATION OF LIABILITY.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY REASON, WHETHER IN CONTRACT OR IN TORT, FOR ANY DIRECT DAMAGES ARISING OUT OF USE OF THE CLICKSOFTWARE PRODUCT OR THE SUPPORT SERVICES OR OTHERWISE, IN THE AGGREGATE, IN EXCESS OF THE AMOUNTS RECEIVED FOR THE SPECIFIC CLICKSOFTWARE PRODUCT OR SUPPORT SERVICE GIVING RISE TO SUCH LIABILITY.

         UNDER NO CIRCUMSTANCES WILL EITHER PARTY OR ITS RELATED PERSONS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, PROFITS, USE OF MONEY OR USE OF THE CLICKSOFTWARE PRODUCTS, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY.

12.0 TERMINATION.

12.1 DEFAULT: Upon any material breach of this ClickSoftware Agreement by a party, the other party shall have the right to terminate this ClickSoftware Agreement and the licenses granted hereunder effective on thirty (30) days written notice. Such termination shall become automatically effective unless the breaching party shall have cured any material breach prior to the expiration of the thirty (30) days' period.

12.2 CONSEQUENCES: In the event of termination of this ClickSoftware Agreement, each party shall promptly: (i) return to the other party all Confidential Information provided by the disclosing party in the receiving party's possession; and (ii) certify in writing to the other party, within thirty (30) days of termination of this ClickSoftware Agreement that it has complied with the foregoing.

12.3 SURVIVAL: Sections 1, 3, 7, 8, 10, 11, 13, and 15 hereof shall survive any termination of this ClickSoftware Agreement.

13.0 NOTICES.

      Any notice that is required to be given hereunder shall be in writing and delivered by courier service or mailed by pre-paid registered mail addressed to the parties' respective addresses as set forth below. Any such notice so delivered shall be deemed to have been received by the addressee at the time and date when actually delivered or in any event within ten (10) days after sending in the manner provided herein. The addresses provided herein may be changed at any time on prior written notice.

      If to CLICKSOFTWARE:

      ClickSoftware, Inc.
      655 Campbell Technology Parkway
      Suite 250
      Campbell, California  95008
      Fax: ___________________
      Attn: __________________

      If to LICENSEE:

      ViaSource Communications, Inc.
      200 East Broward Boulevard
      Suite 2100
      Fort Lauderdale, FL  33301
      Fax: __________________
      Attn: Gerry Thorning

      With a copy to:

      Akerman, Senterfitt & Eisdon, P.A.
      One SouthEast Third Avenue
      28th Floor
      Miami, Florida 33131
      Fax: (305) 374-5095
      Attn: Bradley D. Houser, Esq.

14.0 ASSIGNMENT.

         Neither party shall have the right to assign or delegate in whole or in part this ClickSoftware Agreement, or any rights, duties, obligations or liabilities under this ClickSoftware Agreement, by operation of law or otherwise, without the consent of the other party. This paragraph shall not be construed as to prevent such assignment to any subsidiaries or Affiliates of LICENSEE, or any successors in interest to either party whether by merger, consolidation, sale of substantial assets or otherwise. This ClickSoftware Agreement shall inure to the benefit of and be binding upon the successors and assigns of CLICKSOFTWARE and LICENSEE.

15.0 GENERAL

15.1 WAIVER: The failure of either party to enforce in any one or more instances any of the terms and conditions of this ClickSoftware Agreement or its Appendices shall not be construed as a waiver of future performance of any such term or condition. Waiver of any term or condition shall only be deemed to have been made if expressed in writing by the party granting such waiver.

15.2 SEVERABILITY: If any provision of this ClickSoftware Agreement or its Appendices shall be held by a court of law of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be reformed, construed and enforced to the maximum extent permissible, and the remaining provisions shall remain in full force and effect.

15.3 FORCE MAJEURE: Neither party shall be liable or deemed to be in default for any delay or failure in performance under this ClickSoftware Agreement or its Appendices or interruption of services resulting directly or indirectly from acts of God, civil or military authority, war, riots, civil disturbances, accidents, fire, earthquakes, floods, strikes, lock-outs, labor disturbances, foreign or governmental order, or any other cause beyond the reasonable control of such party. Notwithstanding the foregoing, in the event either party fails to perform its obligations under this ClickSoftware Agreement due to any of the causes listed in the preceeding sentance, and provided such failure to perform lasts for a period in excess of sixty (60) days, either party may terminate their obligations under this ClickSoftware Agreement by provided written notice to the other.

15.4 GOVERNING LAW: This ClickSoftware Agreement and its Appendices will be governed by, interpreted, and construed in accordance with the substantive laws of the State of New York, without reference to its principal, of conflicts of law thereunder. The parties hereto agree that all disputes arising out of this ClickSoftware Agreement shall be subject to the exclusive jurisdiction and venue in the federal and state courts located in New York. Each party hereby consents to the personal and exclusive jurisdiction and venue of these courts. However, prior to resort to legal and/or equitable remedies, the parties agree to negotiate in good faith to resolve any dispute promptly, within not to exceed ten (10) Business Days following written notice thereof. Failing this, the parties may refer the dispute to their senior executive of the component responsible for performance of this ClickSoftware Agreement, respectively, for resolution within thirty (30) days of written notice of dispute to such senior executive(s). Thereafter, either party may resort to its legal and equitable remedies for resolution thereof. Notwithstanding the above, either party may resort to any available remedy at law or equity to avoid irreparable injury or to maintain the status quo.

15.5 ENTIRE CLICKSOFTWARE AGREEMENT: This ClickSoftware Agreement, constitutes the entire understanding between the parties, and supersede all prior discussions, representations, understandings or ClickSoftware Agreements, whether oral or in writing, between the parties with respect to the subject-matter of this ClickSoftware Agreement. The preprinted provisions of any LICENSEE purchase order issued hereunder shall not apply and shall be deemed to be for administrative purposes only.

15.6 MODIFICATIONS AND AMENDMENTS: Any modification or amendment to this ClickSoftware Agreement must be in writing and signed by authorized representatives of both parties.

15.7 ORDER OF PRECEDENCE: In the event of any conflict among the terms and conditions of this ClickSoftware Agreement and/or any of its exhibits and/or schedules the ClickSoftware Agreement shall precede.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS HEREOF, the parties hereto have executed this ClickSoftware License Agreement as of the dates written below by their duly authorized representatives.

CLICKSOFTWARE, INC.:                        VIASOURCE COMMUNICATIONS, INC.




--------------------------------            ---------------------------------
(Authorized Signature)                      (Authorized Signature)


--------------------------------            ---------------------------------
(Name in Print)                             (Name in Print)


--------------------------------            ---------------------------------
(Title)                                     (Title)


--------------------------------            ---------------------------------
(Date)                                      (Date)

                  CLICKSOFTWARE LICENSE AGREEMENT SCHEDULE "A"

Product to be provided:    ClickSchedule, version 6.1

Designated System:                  Microsoft NT Server
                                    Microsoft SQL Server
                                    Microsoft IIS Server

Scheduled Resources:                Per Exhibit "A" of the License Agreement

                                   EXHIBIT "F"

Functionality Claims Related Document Streamline Service Request Logging "Call Logging" RTS Service Suite v3.1 Remote Module QA Scenario, dated 20-Jan-1999

Meet Entitlements Deadlines "Warranty Lookup" E-AccessService HUB3, dated 08-Jun-2000 "Call Charging", dated 18-Nov-1999

Scheduling Efficiencies (No specific test documentation.) Class demonstration, lecture, and user reference material. Note: This is for the ViryaNet Service Suite (Call Module), not Click Schedule

Enhance Dispatch Notification (No specific test documentation) Class demonstration, lecture, and user reference material

Raise Inventory Awareness Stock Movements DatabaseSetup" RTS Service Suite v3.1 QA Scenario, dated 05-Feb-1998

"Phase 1.0 Acceptance Test -Test Scenario", dated 19-Dec-1999

Monitor Day-toDay Operations "General Purpose Test Scenario - KPI Template", dated 22-Nov-1999

Close the Work Order Loop (No specific test documentation.) Class demonstration,lecture, and user reference material

Dynamically Measure Performance "General Purpose Test Scenario - KPITemplate", dated 22-Nov-1999

Design and Enhance Service Processes (No specific test documentation.) Class demonstration, lecture, and user reference material